AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 29, 2024

GOLFSUITES 1, INC.

650 E. BLOOMINGDALE AVE. BRANDON, FL 33511

(813) 621-5000

Up to 6,000,000 shares of Class A Common Stock

Minimum investment 100 shares of Class A Common Stock ($1,000.00)

SEE “SECURITIES BEING OFFERED” AT PAGE 52

	Price to Public	Broker-Dealer discount and commissions (1)	Proceeds to issuer (2)	Proceeds to other persons
Price Per share	$10.00	$0.65	$9.35	$0
Total Maximum	$60,000,000	$3,900,000	$56,100,000	$0

(1)	The company has engaged DealMaker Securities LLC, member FINRA/SIPC (the “Broker”) and its affiliates, to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to 6.5% of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees and expenses. The cash commissions and certain other fees/expenses in aggregate shall not exceed a maximum compensation limit for this offering of $4,124,500 percent (6.87%). See “Plan of Distribution” for details.

(2)	The company expects that, not including state filing fees, the minimum amount of expenses of the offering that we will pay will be approximately $100,000 regardless of the number of shares that are sold in this offering. In the event that the maximum offering amount is sold, the total offering expenses will be approximately $6,000,000.

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. Unless terminated, at least every 12 months after the Offering Statement has been qualified by the United States Securities and Exchange Commission (the “SEC”), the company will file a post-qualification amendment to include the company’s recent financial statements. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the company.

No Escrow Agent has been retained as part of this Offering.

After each closing, funds tendered by investors will be held in a segregated account owned by the company, but with viewing privileges assigned to our broker-dealer, DealMaker, and will remain in that account until cleared. For details, see “Process of Subscribing.” As there is no minimum offering, provided that an investor purchases shares in the amount of the minimum investment, $1,000.00 (100 shares), upon the clearance of any subscription to this Offering Circular and receipt of funds, the company may immediately deposit those funds into the bank account of the company and may use the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the company from subscribers for this Offering will be available for use by the company upon acceptance of subscriptions and receipt of funds for the Securities by the company.

Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Common Stock will vote together with the holders of Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites 1. Holders of the Class B Common Stock (the “Class B Common”) are entitled to 5votes for each share and will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 9.

Sales of these securities commenced on [__________], 2023.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, (the “Offering Circular”) the term “GolfSuites,” “we,” “us,” “our,” or “the company” refers to GolfSuites 1, Inc. a Delaware corporation and its wholly-owned subsidiaries on a consolidated basis. The term “GolfSuites Lubbock” refers to GolfSuites Lubbock, LLC, the term “GolfSuites Tulsa” refers to GolfSuites Tulsa, LLC, the term “GolfSuites Baton Rouge” refers to GolfSuites Baton Rouge, LLC, the term “GolfSuites Auburn” refers to GolfSuites Auburn, LLC, the term GS City Club 1 refers to GolfSuites City Club 1, LLC. GolfSuites Lubbock, GolfSuites Tulsa, GolfSuites Baton Rouge, GolfSuites Auburn and GS City Club 1are wholly owned subsidiaries of the company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SOME IMAGES CONTAINED IN THIS OFFERING CIRCULAR ARE ARTIST’S IMPRESSIONS AND THE ACTUAL FACILITIES MAY VARY.

SUMMARY

GolfSuites 1, Inc. owns, leases and operates outdoor golf driving range entertainment centers. In addition, the company intends to develop indoor entertainment venues that provide access to golf simulators.

The outdoor entertainment centers and indoor venues aim to provide next generation hospitality and dining venues, high tech gamified golf, either on the ranges or within the simulators, in climate-controlled suites, live entertainment, and spaces for both social and corporate functions.

As of January 29, 2024, the company owns and or operates the following facilities.

●	The company owns 100% of GolfSuites Tulsa, LLC facility (“Tulsa”).

●	The company owns 100% of GolfSuites Lubbock, LLC facility (“Lubbock”).

●	The company manages GolfSuites Baton Rouge, LLC facility (“Baton Rouge”), and owns a 50% interest in Baton Rouge. A private investor owns the remaining 50% interest in Baton Rouge.

●	Similarly, the company owns a 50% interest in GolfSuites Madison, LLC (“Madison”). A private investor owns the remaining 50% interest in Madison. As of December 31, 2022, development of the Madison site has been discontinued, and the company is seeking a buyer for the site.

●	The company owns 100% of Gulf Suites Auburn, LLC facility (“Auburn”). This property was purchased on August 18, 2023.

●	The company owns 100% of GolfSuites City Club 1, LLC facility (“GS City Club 1”).

Tulsa is located in Jenks, Oklahoma a suburb of Tulsa and was formerly operated under the FlyingTee brand. Currently, Tulsa operates under the GolfSuites brand. Tulsa and the land on which it is located is leased by the company.

Lubbock is located in Lubbock Texas. It formerly operated under the 4ORE! Golf brand. Currently, it operates under the brand, 4ORE! Golf-Powered by GolfSuites. During 2023, it converted to operating under the GolfSuites brand. The Lubbock Facility is owned by the company and the land on which it is located is leased by the company.

On March 16, 2021, GolfSuites formed Baton Rouge for the purpose of leasing an approximate 18-acre existing driving range in Baton Rouge, Louisiana. On June 1, 2022, Baton Rouge began operations of the 40-bay facility offering similar services as Tulsa and Lubbock.

On May 5, 2022, Madison purchased approximately 9 acres of land which the company had intended to develop into a 40-bay golf driving range and entertainment facility. The land was purchased on May 5, 2022 with funding provided by the company’s Regulation A share sales, private equity investment, advances from GolfSuites, Inc., positive operating cash flows from existing operations, and $1,125,000 of mortgage financing. As of the date of this Offering Circular, the development of the Madison site has been discontinued, and the company is seeking a buyer for the site.

On August 18, 2023 Auburn purchased approximately 10 acres which the company intends to develop into a 40 bay golf driving range and entertainment facility. The funding was provided by the company’s Regulation A share sales, private equity investment, advances from GolfSuites, Inc., positive operating cash flows from existing operations, and $840,000 of mortgage financing. Total development costs for this facility are expected to be approximately $7,850,000. The company intends to have this facility operational by September 2024.

On September 15, 2023, GolfSuites formed GS City Club 1for the purpose of leasing a site in downtown St. Petersburg, Florida. On September 21, 2023, the company entered into a five year lease on the property. GS City Club 1 will be GolfSuites’ first GolfSuites City Club. A GolfSuites City Clubs will typically include the following characteristics:

●	located in an urban facility,

●	various membership options,

●	a focused restaurant concept specializing in food and beverage service and

●	operate 5-20 golf simulator lounges (individually a “GolfSuites City Club”).

GolfSuites’ auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing; see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity” and “Risk Factors” for more information.

The Facilities

Below are statistics related to each operational facility.

	TULSA FACILITY	LUBBOCK FACILITY	BATON ROUGE FACILITY
ENTERTAINMENT AMENITIES	60 golf suites.	56 golf suites.	40 golf suites.
	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.
	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.
HOSPITALITY AMENITIES	2 restaurants and 2 bars.	2 restaurants and 2 bars.	1 restaurant and 1 bar.
OPERATIONAL STATISTICS	Multi-floor facility.	Multi-floor facility.	Single floor facility.
	Average weekly guests: Approximately 2,500 since September 2019 to present.	Average weekly guests: Approximately 2,500 since August 2020 to present.	Average weekly guests: Approximately 500 since June 2022 to present.

GolfSuites’ Mission, Vision and Values

Every decision we make for the future of GolfSuites is informed by our collective mission, vision, and values.

Our mission is to provide a fun, all-inclusive engaging and authentic golf-centric entertainment venues focused on ultimate hospitality and game improvement.

Our vision is that GolfSuites is the worldwide destination of choice for gamified golf entertainment, events, performance, golf improvement, and fun for all.

Our Values:

●	To treat all guests and team partners with care as if they were family.

●	To deliver exceptional and consistent guest experiences with state-of-the-art technology.

●	To deliver value to all team partners and offer opportunities for growth and development.

●	To deliver value to all guests and a fair profit to all shareholders.

●	To provide an all-inclusive environment supporting fun and collaboration.

GolfSuites’ Plans for the Venues

GolfSuites intends to operate three types of venues:

●	Outdoor driving range entertainment centers.

o	Multi-floor facilities with 40-100+ golf bays and single floor facilities with 25-40 golf bays.

●	GolfSuites City Clubs

o	Urban upscale indoor venues.

o	Facilities in urban environments with 5 to 20 indoor simulation lounges.

●	GolfSuites Lounges

o	Suburban casual indoor venues.

o	Facilities in suburban environments with 5 to 20 indoor simulation lounges individually a “GolfSuites Lounge”).

Although different, each venue type will focus on entertainment, hospitality and a technology driven golf experience. GolfSuites believes each type of venue will appeal to a wide demographic because of the multi-faceted experience that each venue can offer.

The Offering

Securities offered	Up to 6,000,000 shares of Class A Common Stock
Class A Common Stock outstanding before the offering	205,354 shares of Class A Common Stock.
Class A Common Stock outstanding after the offering	6,000,000 Shares of Class A Common Stock.
Share Price	$10.00 per share
Minimum Investment Amount	$1,000.00
Use of Proceeds	Proceeds from this offering will be used as follows: (i) purchase, rebrand or renovate existing facilities, (ii) fund the company’s construction and development of golf driving range and entertainment centers and indoor facilities in the United States, (iii) marketing efforts, and (iv) operational expenses. See “Use of Proceeds to Issuer” section of this Offering Circular.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Summary Risk Factors

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	This is a relatively early stage company and have not yet generated any yearly profits.

●	Our Parent Company has a limited prior performance record.

●	The company’s auditor has issued a “going concern” opinion.

●	As we grow our business, we may not be able to manage our growth successfully.

●	The success of GolfSuites business is dependent on its ability to take over existing facilities or to lease or purchase parcels of land and our commercial spaces at favorable prices.

●	The company plans to raise significantly more capital and future fundraising rounds could result in dilution.

●	Success in the hospitality and entertainment industry is highly unpredictable and there is no guarantee the company’ content will be successful in the market.

●	The company may not be able to attract and retain individuals interested in annual memberships at its facilities, and/or attract drop-in/daily memberships, which could harm its business, financial condition and results of operations.

●	GolfSuites operates in a highly competitive market

●	Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations.

●	The restaurant industry is highly competitive. If we are not able to compete successfully, our business, financial condition and results of operations would be adversely affected.

●	Customer complaints or litigation on behalf of GolfSuites customers or employees may adversely affect its business, results of operations or financial condition.

●	The company’s insurance may not be sufficient.

●	The company may not be able to operate its facilities or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.

●	The company has concentrated its investments in golf-related real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

●	The illiquidity of real estate may make it difficult for the company to dispose of one or more of its properties or negatively affect its ability to profitably sell such properties and access liquidity.

●	The company’s development and growth strategy depends on its ability to identify, and fund new entertainment venues and operate them profitably.

●	GolfSuites depends on a small management team and may need to hire more people to be successful.

●	Key Man Risk.

●	GolfSuites may not be able to protect all of its intellectual property.

●	The company’s business could be harmed by the occurrence of natural disasters or other emergencies, including the COVID-19 pandemic or other pandemic diseases.

●	Holders of our Preferred Stock are entitled to payments prior to the payment of dividends to holders of our Common Stock.

●	Holders of our Preferred Stock are entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our company.

●	Distributions will be only made if the company declares dividends and if permitted under Delaware law, which is subject to change, and in the sole discretion of the board of directors.

●	The company is responsible for certain administrative burdens relating to taxation.

●	The offering price has been arbitrarily set by the company.

●	There is no minimum amount set as a condition to closing this offering.

●	The officers of the Parent Company control the company and the company does not currently have any independent directors.

●	The exclusive forum provisions in the company’s Certificate of Incorporation, as amended and the subscription agreement may have the effect of limiting an investor’s ability to bring legal action against the company and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

●	There is no current market for GolfSuites' shares.

●	Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

●	You may not be able to participate in potential merger and acquisition transactions.

●	There are conflicts of interest between the company, its management and their affiliates.

●	The interests of the Parent Company the company and the company’s other affiliates may conflict with your interests.

●	Loans issued by The Parent Company to GolfSuites may not be made at arm’s length.

●	The Parent Company and GolfSuites intend to share some services.

●	If the Parent Company, the company’s manager, were to file for bankruptcy or otherwise liquidate the company’s result and operations, could be negatively affected.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to GolfSuites business

This is a relatively early stage company and have not yet generated any yearly profits. The company was incorporated in October 2018 and currently operates three facilities. The company and/or its affiliates have been operating the Tulsa Facility since September 2019, the Lubbock Facility since August 2020, and the Baton Rouge Facility since June 2022. During August 2023 the company purchased the Auburn Facility. The Auburn Facility is not currently operational. Further, the company intends to begin development on GS City Club 1during Q4 2023.

Our current and proposed operations are subject to all the business risks associated with relatively new enterprises that are still in growth and/or expansion phases. These include likely fluctuations in operating results as the company reacts to developments in its market, manages its growth, and develops new services as well as the entry of competitors into the market. There is only a limited history upon which an evaluation of its past performance and future prospects in the hospitality and entertainment industry can be made. Statistically, most startup companies fail. While we recorded profits (on an unaudited basis) for the six months ended June 30, 2023, there can be no guarantee that we will be able to continue to do so. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so, and only after paying dividends to the holders of our Preferred Stock. Since inception, we have not generated sufficient annual revenues to cover operational expenses. There is no assurance that we will be consistently profitable in the next three years or generate sufficient revenues to pay dividends to the holders of our shares.

Our Parent Company has a limited prior performance record. Just as GolfSuites is a relatively new entrant in the market, GolfSuites, Inc. (our “Parent Company”), which provides management services to GolfSuites, has a limited track record of involvement in hospitality and entertainment that investors may assess. Even if the Parent Company did have such prior experience, that experience would not be indicative of its future performance.

The company’s auditor has issued a “going concern” opinion. GolfSuites auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing. GolfSuites was incorporated in October 2018. It has an accumulated deficit of $5,276,699 and $2,746,193 as of December 31, 2022 and December 31, 2021, respectively and $5,613,826 and $3,761,594 for the six months ended June 30, 2023 and the six months ended June 30, 2022 respectively. The audit report states that the company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities and/or to raise additional capital to fund its operations. The company’s failure to raise additional short-term capital could have a negative impact on not only their financial condition but also their ability to remain in business.

As we grow our business, we may not be able to manage our growth successfully. If we are able to increase the scope of our business offerings, our customer and creator base, the volume of our transactions and grow our business, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase:

•	inadequate internal controls required for a company doing public offerings (including Regulation CF and Regulation A);

•	delays in our ability to handle the volume of customers; and

•	failure to properly review and supervise personnel to make sure we are compliant with applicable regulations.

This risk is illustrated by the fact that the Company has restated its previously reported financial statements as of and for the year ended December 31, 2022, and related disclosures. The effects of the restatement, including the correction of all errors identified by Company’s management are reflected in the Company’s financial statements and accompanying notes included herein.

The success of GolfSuites business is dependent on its ability to take over existing facilities or to lease or purchase parcels of land and our commercial spaces at favorable prices. GolfSuites is a capital-intensive operation and requires a two-step process prior to operating its larger outdoor facilities. First, GolfSuites has to lease or purchase the facility (if it is not building a facility from the ground up). Second, GolfSuites has to re-brand existing facilities, or build new facilities from the ground up. As of the date of this Offering Circular, the company:

●	leases the Tulsa Facility and leases the property that the Tulsa Facility is on,
●	owns the Lubbock Facility but leases the land that the Lubbock facility is on,
●	owns the Baton Rouge facility and leases the property that the Baton Rouge Facility is on,
●	owns a 50% interest in GolfSuites Madison, LLC the company is seeking a buyer for the site,
●	owns the Auburn Facility (to be constructed) and the land that the Auburn Facility is on.

For its planned smaller indoor facilities it also requires a two-step process prior to operation. First, GolfSuites has to lease or purchase the facility (if it is not building a facility from the ground up). Second, GolfSuites has to re-brand existing facilities, or build new facilities from the ground up.

As of the date of this Offering Circular, the company leases the property that the GS City Club 1 Facility is on and will renovate the existing space to include 8 indoor golf simulation bays, a restaurant and bar that has both indoor and outdoor dining and differentiated membership options.

If this offering does not raise enough capital to make capital improvements on existing facilities, enter additional lease agreements for facilities, or purchase the land that is necessary to begin construction, the company will need to procure external financing for the purchase of the land and/or construction or improvements of the facility.

In the event the company acquires leased property it may not be able to successfully negotiate satisfactory terms regarding the leased space, renew or replace existing leases, on satisfactory terms or at all, any of these items could restrict the company’s ability to grow and retain its existing customers and annual members.  Accordingly, the financial condition and results of operations could be harmed. The company may lease certain real estate for the development of various facilities.  Potential hurdles that the company may encounter when leasing land include the following:

●	Inability to negotiate favorable terms due to market conditions

●	Inability to negotiate favorable terms due to limited experience to date with these types of transactions.

●	Inability to renew the lease on favorable terms.

●	Increase in rental rates in markets in which the company operates.

●	Inability to expand its portfolio of facilities as quickly as possible.

●	Long-term and fixed-cost nature of leases in general may limit the company’s operating flexibility.

The company’s ability to negotiate favorable terms to extend an expiring lease or to secure an alternate location will depend on then-prevailing conditions in the real estate market, such as overall rental cost increases, competition from other would-be tenants for desirable leased spaces and its relationships with current and prospective building owners and landlords, and may depend on other factors that are not within the company’s control. If the company is not able to renew or replace an expiring lease, it will incur significant costs related to vacating that space and redeveloping whatever alternative space the company is able to find, if any. In addition, if the company is forced to vacate a space, the company could lose members who purchased memberships based on the design, location or other attributes of that particular facility and may not be interested in becoming members at another facility.

The company plans to raise significantly more capital and future fundraising rounds could result in dilution. GolfSuites will need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to the company’s financial resources (such as liens over its assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically. See “Dilution” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

Success in the hospitality and entertainment industry is highly unpredictable and there is no guarantee the company’s content will be successful in the market. The company’s success will depend on the popularity of its hospitality and entertainment facilities. Consumer tastes, trends and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate future consumer preferences in the hospitality and entertainment business, its business and financial performance will likely suffer. The hospitality and entertainment industry is fiercely competitive. The company may not be able to develop facilities that will become profitable. The company may also invest in facilities that end up losing money. Even if one of its facilities is successful, the company may lose money in others.

The company may not be able to attract and retain individuals interested in annual memberships at its facilities, and/or attract drop-in/daily memberships, which could harm its business, financial condition and results of operations.

The company’s success depends on its ability to:

●	Provide dining and leisure experiences that members and daily guests are interested in paying for.

●	Maintain or increase revenues generated from food and beverage sales.

●	Attract consistent suite rentals.

●	Attract individuals interested in paying for daily memberships.

●	Attract individuals interested in paying for annual memberships.

●	Maintain or increase revenues generated from corporate events.

●	Maintain or increase revenues from retail sales.

Changes in consumer financial condition, leisure tastes and preferences, particularly those affecting the popularity of golf, and other social and demographic trends could adversely affect its business. Significant periods where attrition rates exceed enrolment rates or where facilities usage is below historical levels would have a material adverse effect on its business, results of operations and financial condition. If the company cannot attract new members, retain its existing members, its financial condition and results of operations could be harmed.

GolfSuites operates in a highly competitive market.  GolfSuites plans to operate in a highly competitive market and faces intense competition. Its competitors include:

●	Top Golf

●	DriveShack

●	Big Shots

●	ClubCorp.

●	Arccis Golf

●	Tog Golf Swing Suite

●	Birdie Club Indoor Golf

●	The Par Pub

Many of the company’s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Further, GolfSuites properties, especially the indoor facilities, will compete on a local and regional level with restaurants and other business, dining and social clubs. The number and variety of competitors in this business will vary based on the location and setting of each facility. Some facilities may be situated in intensely competitive upscale urban areas characterized by frequent innovations in the products and services offered by competing restaurants and other business, dining and social clubs. In addition, in most regions, the competitive landscape is in constant flux as new restaurants and other social and meeting venues open or expand their amenities. As a result of these characteristics, the supply in a given region may exceed the demand for such facilities, and any increase in the number or quality of restaurants and other social and meeting venues, or the products and services they provide, in such region could significantly impact the ability of the company’s properties to attract and retain members, which could harm their business and results of operations.

Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations. GolfSuites properties compete on a local and regional level with alternative venues for recreational pursuits. The company’s results of operations could be affected by the availability of, and demand for, alternative venues for recreational pursuits, such as multi-use sports and athletic centers. In addition, member-owned and individual privately-owned clubs may be able to create a perception of exclusivity that the company has difficulty replicating. To the extent these alternatives succeed in diverting actual or prospective members away from the company’s facilities or affects its membership rates, the company’s business and results of operations could be harmed.

The restaurant industry is highly competitive. If we are not able to compete successfully, our business, financial condition and results of operations would be adversely affected. GolfSuites properties compete on a local and regional level with restaurants. GolfSuites’ hospitality business is a large driver of its revenues. The restaurant industry is highly competitive with respect to taste preferences, price, food quality and selection, customer service, brand reputation, digital engagement, advertising and promotional initiatives, and the location, attractiveness and maintenance of restaurants. If consumer or dietary preferences change, if our marketing efforts are unsuccessful, or if our restaurants are unable to compete successfully with other restaurant outlets, our business could be adversely affected. If we are unable to continue to maintain our distinctiveness and compete effectively, our business, financial condition and results of operations could be adversely affected.

Customer complaints or litigation on behalf of GolfSuites customers or employees may adversely affect its business, results of operations or financial condition. The company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt the company’s financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

The company’s insurance may not be sufficient. There can be no assurance that its insurance is sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually, and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other leisure facilities, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company’s financial condition or results of operations.

The company may not be able to operate its facilities or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition. Each facility is subject to licensing and regulation, including by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the state, county and/or municipality in which the facility is located.

Each facility is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each facility, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company’s ability to obtain such a license or permit in other locations.

The company may be subject to “dram shop” statutes in states where its facilities may be located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on the company’s business, results of operations or financial condition.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the company is subject to amusement licensing and regulation by the states, counties and municipalities in which its facilities are to be located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require the company to modify their business operations or alter the mix of redemption games and simulators that they offer.

Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to the company’s redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games the company offers. Furthermore, other states, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, could cause the company to modify its plans for its facilities and if the company creates facilities in these jurisdictions it may be required to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that the company may offer or terminate the use of specific games, any of which could adversely affect the company’s operations. If the company fails to comply with such laws and regulations, the company may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on the company’s business and financial results.

The company has concentrated its investments in golf-related real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values. Currently, a majority of the company’s operations consist almost entirely of golf properties, some of those facilities are approximately 10-20 acres in size, that encompass a large amount of real estate holdings. Accordingly, the company is subject to the risks associated with holding real estate investments. A prolonged decline in the popularity of golf could adversely affect the value of its real estate holdings and could make it difficult to sell facilities or businesses.

Generally, all of the company’s real estate holdings will be subject to risks typically associated with investments in real estate. The investment returns available from equity investments in real estate depend in large part on the amount of income earned, expenses incurred and capital appreciation generated by the related properties. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on the company’s business, financial condition or results of operations.

The illiquidity of real estate may make it difficult for the company to dispose of one or more of its properties or negatively affect its ability to profitably sell such properties and access liquidity. The company may from time to time decide to dispose of one or more of its real estate asset. Because real estate holdings generally, are relatively illiquid, the company may not be able to dispose of real estate assets on a timely basis. In some circumstances, sales may result in investment losses which could adversely affect the company’s financial condition. The illiquidity of its real estate assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition and results of operations.

Specifically, the company purchased a 50% ownership interest in the Madison Facility during May 2022. As of December 31, 2022, development of the Madison site was discontinued and the company has been seeking a buyer for the site. As of the date of this offering circular the company is still seeking a buyer for the site. As noted above, the company cannot access its liquidity until the property is sold, resulting in negative effects on the company’s profitability.

The company’s development and growth strategy depends on its ability to identify, and fund new entertainment venues and operate them profitably. The company’s ability to identify and fund various facilities, on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to the company’s ability to:

●	Find quality locations.

●	Reach acceptable agreements regarding the lease or purchase of locations, and comply with the company’s commitments under its lease agreements.

●	Raise or have available an adequate amount of cash or currently available financing for rebranding, constructing and opening facilities, as applicable.

●	Comply with applicable zoning, licensing, land use and environmental regulations.

●	Timely hire, train and retain the skilled management and other employees’ necessary to meet staffing needs.

●

Obtain, for acceptable cost, required permits and approvals, including liquor licenses

Even if the company succeeds in opening entertainment golf facilities on a timely and cost-effective basis, the company may nonetheless be unable to attract enough customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and menu options might not appeal to them and the company may face competition from other food and leisure venues.

GolfSuites depends on a small management team and may need to hire more people to be successful. The success of GolfSuites will greatly depend on the skills, connections and experiences of the executives, Gerald Ellenburg, Ryan Koenig, Ryan Ellenburg, and Scott McCurry. Though, the Parent Company has entered into employment agreements with Gerald Ellenburg, the company has not entered into employment agreements with any of the aforementioned executives. There is no guarantee that the executives will agree to terms and execute employment agreements that are favorable to the company. Should any of them discontinue working for GolfSuites, there is no assurance that the company will continue. Further, there is no assurance that the company will be able to identify, hire and retain the right people for the various key positions.

Key Man Risk. The company’s founder, Jerry Ellenburg is a serial entrepreneur. The company relies heaviliy on his expertise and experience, as well as the expertise and experience of our officers including Ryan Koenig, Ryan Ellenburg and Scott McCurry. In the event that any of these individuals exit the business the company may experience following:

●	financial loss;

●	a disruption to the organization's future projects;

●	damage to the brand; and

●	potentially supporting a competitor.

GolfSuites may not be able to protect all of its intellectual property. GolfSuites will be using the intellectual property of the Parent Company, including the following trademarks that have been filed:

●	GolfSuites,

●	Off The Deck,

●	Find Your Suite Spot, and

●	Where Golf Entertainment and Game Improvement Meet.

The profitability of GolfSuites may depend in part on the Parent Company’s ability, to effectively protect its intellectual property and the ability of GolfSuites to operate without inadvertently infringing on the proprietary rights of others. Any litigation protecting the Parent Company’s intellectual property and defending its original content could have a material adverse effect on the company’s business, operating results and financial condition regardless of the outcome of such litigation.

The company’s business could be harmed by the occurrence of natural disasters or other emergencies, including the COVID-19 pandemic or other pandemic diseases. The occurrence of a natural disaster, such as an earthquake, tsunami, fire, flood or hurricane, or the further outbreak of a pandemic disease, such as COVID-19 or a variant thereof, could significantly adversely affect the company’s business. A natural disaster or a pandemic disease could affect the company’s business in any or all of the following areas:

●	Operational disruption: Public health crises can lead to significant operational disruptions, including government-mandated lockdowns, travel restrictions, and supply chain disruptions. These disruptions could impact the company's ability to deliver services, and maintain normal business operations.

●	Workforce Challenges.

●	Financial Impact: GolfSuites may experience revenue declines due to reduced customer demand or operational disruptions. Increased costs related to health and safety measures, employee support, and adapting to new ways of working can also impact profitability.

●	Regulatory Measures: Governments often implement measures to contain the spread of diseases, such as lockdowns, travel restrictions, and business closures. If implemented, these measures would have direct impact on GolfSuites ability to operate and generate revenue.

●	Reputation and Brand: How GolfSuites responds to a public health crisis can significantly affect its reputation and brand perception. Mishandling communication or failing to prioritize employee and customer safety can lead to long-term damage.

●	Insurance Coverage: The adequacy of insurance coverage for business interruptions caused by public health crises is a significant consideration. GolfSuites may find that standard insurance policies do not adequately cover pandemic-related losses.

●	Long-Term Economic Impact: Public health crises can have lasting economic effects, leading to changes in consumer behavior, government policies, and global economic trends. GolfSuites may need to adapt their strategies to navigate a post-crisis landscape.

Risks relating to this offering and GolfSuites shares

Holders of our Preferred Stock are entitled to payments prior to the payment of dividends to holders of our Common Stock.

Holders of our outstanding Preferred Stock are entitled to cumulative dividends which accrue on a daily basis in arrears at the rate of 8% per year on the sum of the invested amount sum plus all unpaid accrued and accumulated dividends. These payments must be made prior to the payment of dividends to holders of Common Stock. See “Securities Being Offered – Preferred Stock – Dividends]”. Each year we are required to pay approximately $657,800 in dividends to our current holders of Preferred Stock.

Holders of our Preferred Stock are entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our company.

Holders of our outstanding Preferred Stock have liquidation preferences over holders of Common Stock being offered in this offering. This liquidation preference is paid if the amount a holder of Preferred Stock would receive under the liquidation preference is greater than the amount such holder would have received if such holder’s shares of Preferred Stock had been converted to Common Stock immediately prior to the liquidation event. See “Securities Being Offered – All Classes of Common Stock – Liquidation Rights”. If a liquidation event, including a sale of our company, were to occur that resulted in a distribution of less than approximately $8.2 million, the holders of our Preferred Stock could be entitled to all proceeds of cash distributions.

Distributions will be only made if the company declares dividends and if permitted under Delaware law, which is subject to change, and in the sole discretion of the board of directors. Pursuant to section 170 of the Delaware General Corporation Law (“Delaware Law”), dividends may be paid out of “surplus” even in the absence of profits.  Under section 154, “surplus” may be defined by the board of directors, in their sole discretion, but generally may not be less than the par value of the shares issued. Accordingly, most of the proceeds of this offering may be considered surplus. However, Delaware Law is subject to change, and the company cannot guarantee that dividend payments will always be permitted under Delaware Law. Further, the company in its sole discretion may decide not to declare and pay dividends. At which point, the dividends will accrue to be paid at a later date, or if at all.

The company is responsible for certain administrative burdens relating to taxation. Federal law required that the company report annually all distributions to shareholders on a Form 1099-DIV.  The company is responsible for ensuring that the extent to which such distributions constitute a distribution of earnings and profits is correctly identified on form 1099-DIV. This reporting requirement adds to the administrative burdens of the company.

The offering price has been arbitrarily set by the company. GolfSuites has set the price of its Class A Common Stock at $10.00 per share. Valuations for companies at GolfSuites stage are purely speculative. The company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

There is no minimum amount set as a condition to closing this offering. Because this is a “best efforts” offering with no minimum, the company will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

The officers of the Parent Company control the company and the company does not currently have any independent directors. The Parent Company is currently the company’s controlling shareholder. Moreover, the company’s executive officers and directors, through their ownership in the Parent Company, are currently GolfSuites controlling shareholders. As holders of the Class B Common Stock which gives the Parent Company 5 votes per share, as opposed to 1 vote per share for holders of Class A Common Stock and Class A Preferred Stock, the Parent Company will continue to hold a majority of the voting power of all the company’s equity stock and therefore control the board at the conclusion of this offering. Even if the Parent Company were to own as little as 16.66% of the equity securities of the company, the Parent Company would still control a majority of the voting stock. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within the company, and having extra checks and balances to prevent fraud and produce reliable financial reports.

The exclusive forum provisions in the company’s Certificate of Incorporation, as amended, and the subscription agreement may have the effect of limiting an investor’s ability to bring legal action against the company and could limit an investor’s ability to obtain a favorable judicial forum for disputes. Article VII of the company’s Certificate of Incorporation as amended, provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a breach of fiduciary duty;
•	any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; and
•	any action asserting a claim against us that is governed by the internal-affairs doctrine.

However, Article VII does not apply to actions arising under Federal securities laws or to the extent that its application would violate any Federal law.

Further, under Section 6 of the subscription agreement  investors agree to resolve disputes arising under the subscription agreement that the Court of Chancery of the State of Delaware or alternatively if that is not enforceable competent federal courts in the State of Delaware are the exclusive forums for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. This section does not apply to claims arising out of Exchnage Act, including derivative actions.

See “Securities Being Offered – All Classes of Stock – Forum Selection Provisions.”

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action. Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. The forum selection provisions in the Certificate of Incorporation and the subscription agreement provide that for certain lawsuits the Court of Chancery in Delaware will be the exclusive forum. The Court of Chancery in Delaware is a non-jury trial court and therefore those claims will not be adjudicated by a jury. Further, the waiver of jury trial provision may increase the costs to bring a claim, limit access to information and other imbalances of resources between the company and shareholders. These provisions can discourage claims or limit shareholders ability to bring a claim in a judicial forum that they find favorable. See “Securities Being Offered – All Classes of Stock – Jury Trial Waiver” and “Securities Being Offered – All Classes of Stock – Forum Selection Provisions.”

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the subscription agreement, in the Court of Chancery in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares of Class A Common Stock, including but not limited to the subscription agreement.

There is no current market for GolfSuites' shares. There is no formal marketplace for the resale of the company’s securities. Shares of the company’s Class A Common Stock may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. The company does not have plans to apply for or otherwise seek trading or quotation of its Class A Common Stock on an over-the-counter market. It is also hard to predict if the company will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment. Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

You may not be able to participate in potential merger and acquisition transactions. Investors should be aware that under Rule 145 under the Securities Act of 1933 if they invest in a company through Regulation A and/or Regulation CF and that Company becomes involved in a merger or acquisition, there may be significant regulatory implications. Under Rule 145, when a company plans to acquire another and offers its shares as part of the deal, the transaction may be deemed an offer of securities to the target company's investors, because investors who can vote (or for whom a proxy is voting) are making an investment decision regarding the securities they would receive. All investors, even those with non-voting shares, may have rights with respect to the merger depending on state laws. This means the acquirer’s “offer” to the target’s investors would require registration or an exemption from registration (such as Reg D or Reg CF), the burden of which can be substantial. As a result, non-accredited investors may have their shares repurchased rather than receiving shares in the acquiring company or participating in the acquisition.  This may result in investors’ shares being repurchased at a value determined by a third party, which may be at a lesser value than the original purchase price.  Investors should consider the possibility of a cash buyout in such circumstances, which may not be commensurate with the long-term investment they anticipate.

Risks Related to Certain Conflicts of Interest

There are conflicts of interest between the company, its management and their affiliates. The Parent Company currently holds all of the issued Class B Common Stock of GolfSuites. GolfSuites is also affiliated with ERC Communities, Inc. f/ka ERC HomeBuilders, Inc. and its subsidiaries (the “ERC Entities”). Gerald Ellenburg is the CEO for the Parent Company, GolfSuites, and the ERC Entities. Therefore, it is likely that conflicts of interest will arise between the affiliates. Conflicts of interest could include, but are not limited to the following:

●	Use of time.

●	Use of human capital.

●	Competition regarding the acquisition of properties and other assets.

The interests of the Parent Company the company and the company’s other affiliates may conflict with your interests. The company’s Certificate of Incorporation, Certificate of Designations, bylaws and Delaware law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of the Parent Company, the company, and the company’s other affiliates.  This risk is increased by the affiliated entities being controlled by the Parent Company who currently owns all of the company’s Class B Common Stock. In addition, all of the company’s officers and directors currently have an interest in the Parent Company, through ownership and/or as an officer or director in the Parent Company. Potential conflicts of interest include, but are not limited to, the following:

●	The Parent Company and the company’s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

●	GolfSuites may engage the Parent Company, or other companies affiliated with GolfSuites to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiations.

●	The company’s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

Loans issued by The Parent Company to GolfSuites may not be made at arm’s length. The Parent Company has made loans to GolfSuites. During 2022 and Interim 2023 the parent entity contributed $2,696,442 and $27,441 to the company as working capital to cover expenses and costs while preparing for the various securities offerings. The total of these advances was converted to Additional Paid-in Capital in 2022 and the six months ended June 30, 2023. It is likely that these previous transactions have not been at arm’s length and may not be at arms-length in the future. Therefore, there is no way to assure third parties that the Parent Company and GolfSuites will be acting in their own self-interest and not subject to pressure or duress from the other party.

The Parent Company and GolfSuites intend to share some services. The Parent Company and GolfSuites will share the following services:

●	Intellectual property.

●	Licensing for the use of the name and brand identity.

Internal transactions incorporating products and services, fee sharing, cost allocations, and financing activities can create inefficiency, financial exposures and reporting risk. This arrangement could result in potential actual or perceived conflicts of interest.

If the Parent Company, the company’s manager, were to file for bankruptcy or otherwise liquidate the company’s result and operations, could be negatively affected. GolfSuites relies on the Parent Company for certain management services. While the company intends to continue its operations if the Parent Company were ever to file for bankruptcy or otherwise liquidate, there is no guarantee that the company would be able to do so. If the Parent Company were to enter bankruptcy proceedings or to otherwise liquidate, the company would be required to find other ways to meet the needs of its operations and business. Obtaining such alternative services, if available at all, could result in delays in the disbursement of distributions or the filing of reports or could require the company to pay significant fees to another company that it would engage to perform management services for it.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding convertible notes and assuming that the shares are sold at $10.00 per share. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

The following table presents the approximate effective cash price paid for all shares and potential shares issuable by the company as of January 29, 2024.

	Date Issued	Issued Shares	Potential Shares	Total Issued & Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion	Total Proceeds for Issuance of Shares
Common Stock
Class A Common Stock	2023	205,354	-	205,354	$4.00000	$821,416
Class B Common Stock	1/1/19	18,000,000	-	18,000,000	0.00001	180
Preferred Stock
Class A Preferred Stock	2019 - 2023	937,015	93,426	1,030,441	7.9769	8,219,727
Total Common Share Equivalents		19,142,369	-	19,235,795	0.47003	9,041,323
Investors in this offering assuming
$60,000,000 raised	2023	-	6,000,000	6,000,000	10.00000	60,000,000
Total After Inclusion of this Offering		19,142,369	6,000,000	25,235,795	$2.73585	$69,041,323

(1)	If the company sells 6,000,000 shares in this offering at $10.00 a share this represents the 93,426 shares the holders of Preferred Stock would receive upon conversion into shares of Class A Common Stock based on their anti-dilution protections

The following table illustrates the dilution that new investors will experience upon investment in the company relative to existing holders of its securities. Because this calculation is based on the net tangible assets of the company, the company is calculating based on its net tangible book value of $3,925,866 as of June 30, 2023, as included in its audited financial statements.

The offering costs assumed in the following table includes up to $3,900,000 in commissions as well as $2,100,000 for marketing, technology, legal, accounting, and Edgarization fees incurred for this offering.

The table presents four scenarios for the convenience of the reader: a $15,000,000 raise, a $30,000,000 raise from this offering, a $45,000,000 raise from this offering, and a fully subscribed $60,000,000 raise from this offering (the maximum offering).

Capital Raised	$15,000,000	$30,000,000	$45,000,000	$60,000,000
Price per share	$10.0000	$10.0000	$10.0000	$10.0000
Shares issued	1,500,000	3,000,000	4,500,000	6,000,000
Capital raised	$15,000,000	$30,000,000	$45,000,000	$60,000,000
Less: Offering costs	(1,500,000)	(3,000,000)	(4,500,000)	(6,000,000)
Net offering proceeds to company	$13,500,000	$27,000,000	$40,500,000	$54,000,000
Net tangible book value pre-financing (1)	3,925,866	3,925,866	3,925,866	3,925,866
Net tangible book value after offering	$17,425,866	$30,925,866	$44,425,866	$57,925,866
Share issued and outstanding pre-financing (2)	19,142,369	19,142,369	19,142,369	19,142,369
Weighted average anti-dilution additional shares (3)	30,977	51,794	72,610	93,426
Shares issued in financing from company	1,500,000	3,000,000	4,500,000	6,000,000
Post financing shares issued and outstanding	20,673,346	22,194,163	23,714,979	25,235,795
Per share amounts:
Net tangible book value after offering	$0.8429	$1.3934	$1.8733	$2.2954
Net tangible book value per share prior to offering	0.2051	0.2051	0.2051	0.2051
Increase (decrease) per share attributable to new investors	$0.6378	$1.1883	$1.6682	$2.0903
Dilution per share to new investors	$9.1571	$8.6066	$8.1267	$7.7046

(1)	Net tangible book value is calculated as follows.

Total stockholders' equity at June 30, 2023	$5,675,121
Less: intangible assets	(1,749,255)
Equals tangible book value pre-financing	$3,925,866

(2)	Includes 18,000,000 shares of Class B Common Stock, 205,354 shares of Class A Common Stock and 937,015 shares of Class A Preferred Stock.

(3)	Includes shares the holders of Preferred Stock would receive upon conversion into shares of Class A Common Stock based on their anti-dilution protections under each of the relevant scenarios.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2023 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●	In June 2024, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION

Plan of Distribution

GolfSuites, Inc. is offering a maximum of 6,000,000 shares of Class A Common Stock on a “best efforts” basis.

The cash price per share of Class A Common Stock is $10.00.

The company intends to market its Class A Common Stock in this Offering both through online and offline means. Online marketing may take the form of soliciting potential investors through various channels of online and electronic media whereby the Offering Circular may be delivered contemporaneously and posting “testing the waters” materials or the Offering Circular on an online investment platform. We will use our website, www.invest.golfsuites.com, blogs, and other social media to provide notification of the Offering.

We may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be held in a segregated account owned by the company, but with viewing privileges assigned to our broker-dealer, DealMaker, and will remain in that account until cleared (AML/KYC). For details, see “Process of Subscribing.” After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

There is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH, check, debit or credit card directly to the bank account established for this Offering.

This Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the Offering is earlier terminated by the company at its sole discretion (which we refer to as the “Termination Date”).

Agreement with DealMaker Securities, LLC

The company has engaged DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and a member of Financial Industry Regulatory Authority (“FINRA”), to perform certain administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Broker will receive a cash commission equal to six and one half percent (6.5%) of the amount raised in the Offering. Broker’s affiliates have also been engaged for services associated with the Offering.

Administrative and Compliance Related Functions

DealMaker Securities, LLC will provide administrative and compliance related functions in connection with this Offering, including:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Responsibility for all FINRA 5110 filings and updates.

●	Review of written communications for compliance with applicable rules. Coordinate with third party providers to ensure adequate review and compliance. It is ultimately the responsibility of the company as to whether to accept the recommendations of DealMaker with respect to compliance with written communications.

●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, including connection to a qualified escrow agent.

For these services, we have agreed to pay Broker;

●	A one-time $12,500 advance against accountable expenses for the pre-offering analysis; and

●	A cash compensation equal to 6.5% of the amount raised in the Offering.

The maximum compensation for the services provided by Broker is $3,912,500 (6.52%).

Technology Services

The company has also engaged Novation Solutions Inc. operating as DealMaker, an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker through our website at https://invest.liquidpiston.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker:

●	A one-time $5,000 advance against accountable expenses for the provision of compliance consulting services and pre-offering analysis. In addition to this advance, up to $6,000 in additional account management expenses ($2,000/month) could be charged, if billed prior to the commencement of the Offering. All of the compensation described is charged in advance of the commencement of the Offering is subject to reimbursement if expenses for services/expenses are not incurred;

●	A monthly account management fee of $2,000 for account management fees, not to exceed $18,000, which would be charged after the commencement of the Offering.

The maximum compensation to be paid to DealMaker for Technology services is $29,000 (0.048%).

Marketing and Advisory Services

The company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services. Reach will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of company’s capital raise marketing budget.

For these services, we have agreed to pay Reach:

●	A one-time $3,000 advance against accountable expenses for the provision of marketing consulting services with respect to the self-directed online roadshow. In addition to this advance, up to $45,000 in account management expenses ($15,000/month) could be charged, if billed prior to the commencement of the Offering. All of the compensation that is charged in advance of the commencement of the Offering is subject to reimbursement if services/expenses are not incurred;

●	A monthly management fee of $15,000 for account management fees, not to exceed $135,000, which would be charged after the commencement of the Offering.

The maximum compensation to be paid to Reach for Marketing services is $183,000 (0.31%).

The Administrative and Compliance fees, the Technology Services Fees, and the Marketing and Advisory Services compensation described above will, in aggregate, not exceed the following maximums set forth below:

Total Investment Proceeds	Maximum Compensation
$15,000,000	$1,199,500
$30,000,000	$2,174,500
$45,000,000	$3,149,500
$60,000,000	$4,124,500

In the event of a fully subscribed offering, total compensation payable to Broker and affiliates shall not exceed $4,124,500 (6.87%).

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase shares. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the company’s payment processor account until the Broker has reviewed the proposed subscription, and the company has accepted the subscription. Funds then be released to the company will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

The company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the company and the selling stockholders for their use.

In order to invest you will be required to subscribe to the Offering via the company’s website integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the company, the funds may be released by the escrow agent.

The company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

Broker has not investigated the desirability or advisability of investment in the Class A Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Class A Common Stock. Broker is not participating as an underwriter and under no circumstance will it recommend the company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Broker’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the company. All inquiries regarding this offering should be made directly to the company.

Upon confirmation that an investor’s funds have cleared, the company will instruct the transfer agent to issue shares to the investor. The transfer agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Transfer Agent

The company has also engaged Computershare, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to Computershare for the above services to be $30,000 annually.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Class A Common Stock on a best-efforts basis. As there is no minimum offering amount, upon the clearance of any subscription to this Offering Circular, the company shall immediately deposit said proceeds into the bank account of the company and may dispose of the proceeds in accordance with the Use of Proceeds.

USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this offering. The company currently estimates that, at a per share price of $10.00, the net proceeds from the sale of the 6,000,000 shares of Common Stock will likely be $54,000,000 after deducting the estimated offering expenses of approximately $6,000,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios:

Gross Proceeds	$15,000,000	$30,000,000	$45,000,000	$60,000,000
Estimated offering expenses (1)	$1,500,000	$3,000,000	$4,500,000	$6,000,000
Purchase, rebrand or renovate existing facilities	$500,000	$500,000	$600,000	$1,200,000
Construction, development and acquisition of new golf driving range and entertainment centers in the United States (not including debt financing)	$7,850,000	$16,300,000	$22,500,000	$32,400,000
GolfSuites City Club – GS City Club 1	$3,000,000	$6,000,000	$11,100,000	$12,000,000
Marketing	$1,500,000	$3,000,000	$4,500,000	$6,000,000
Operational expenses	$350,000	$600,000	$900,000	$1,200,000
Working Capital (2)	$300,000	$600,000	$900,000	$1,200,000
Total Use of Proceeds	$15,000,000	$30,000,000	$45,000,000	$60,000,000

(1)	Estimated offering expenses include legal, accounting, printing, advertising, broker-dealer fees and commissions, technology, marketing and state notice fees and other expenses of this offering.

(2)	Approximately 25% of gross proceeds are allocated to working capital subject to a maximum working capital amount of $750,000. The above estimates for overhead improvements and working capital are subject to change based upon the timing and amounts of gross proceeds and development timetables.

The company is still in the process of rebranding and upgrading its current facilities. For the Tulsa Facility it anticipates spending an additional $1,200,000 during 2023 and 2024 for upgrading the facility. For the Lubbock Facility it anticipates spending $40,000 during 2023 and 2024 to finish rebranding. For the Baton Rouge Facility it anticipates spending $100,000 during 2023 and 2024 to upgrade the amenities.

For the Auburn Facility it anticipates spending $6,650,000 during 2023 and 2024 to construct the facility.

These costs incorporate expenses related land/annual lease; zoning; architects, designers and engineers; construction and training employees. The company may also buy existing facilities to re-brand. The cost for that will be variable based on the condition and the size of the facility. The company may also finance the construction with mortgage financing. See “Management Discussion and Analysis – Plan of Operations.”

The company reserves the right to change the above use of proceeds if management believes it is in the best interest of the company.

THE COMPANY’S BUSINESS

Overview

GolfSuites 1, Inc. owns, leases and operates outdoor golf driving range entertainment centers. In addition, the company intends to develop indoor entertainment venues that provide access to golf simulators.

The outdoor entertainment centers and indoor venues aim to provide next generation hospitality and dining venues, high tech gamified golf, either on the ranges or within the simulators, in climate-controlled suites, live entertainment, and spaces for both social and corporate functions.

As of January 29, 2024, the company operates three facilities and is in the process of developing 2 other facilities.

●	The company owns 100% of GolfSuites Tulsa, LLC.

●	The company owns 100% of GolfSuites Lubbock, LLC.

●	The company manages GolfSuites Baton Rouge, LLC, and owns a 50% interest in Baton Rouge. A private investor owns the remaining 50% interest in Baton Rouge.

●	Similarly, the company owns a 50% interest in GolfSuites Madison, LLC. A private investor owns the remaining 50% interest in Madison. As of December 31, 2022, development of the Madison site has been discontinued, and the company is seeking a buyer for the site.

●	On August 18, 2023 the Auburn purchased approximately 10 acres which the company intends to develop into a 40-bay golf driving range and entertainment facility.

●	On September 15, 2023, GS City Club 1 was formed to lease property located in St. Petersburg, Florida and entered into a lease on September 21, 2023 for that property. The company intends to develop an indoor simulator facility with 8 bays, a restaurant and bar with indoor and outdoor seating, and differentiated levels of membership.

Tulsa is located in Jenks, Oklahoma a suburb of Tulsa and was formerly operated under the FlyingTee brand. Currently, Tulsa operates under the GolfSuites brand. Tulsa and the land on which it is located is leased by the company.

Lubbock is located in Lubbock Texas. It formerly operated under the 4ORE! Golf brand. Currently, it operates under the brand, 4ORE! Golf-Powered by GolfSuites. During 2023, it converted to operating under the GolfSuites brand and is in the process of changing its name to GolfSuites Lubbock. The Lubbock Facility is owned by the company and the land on which it is located is leased by the company.

On March 16, 2021, GolfSuites formed Baton Rouge for the purpose of leasing an approximate 18-acre existing driving range in Baton Rouge, Louisiana. Previously, Baton Rouge had been closed for operations. On June 1, 2022, Baton Rouge began operations of the 40-bay facility offering similar services as Tulsa and Lubbock.

On May 5, 2022, Madison purchased approximately 9 acres of land which the company had intended to develop into a 40-bay golf driving range and entertainment facility. The land was purchased on May 5, 2022 with funding provided by the company’s Regulation A share sales, private equity investment, advances from GolfSuites, Inc., positive operating cash flows from existing operations, and $1,125,000 of mortgage financing. As of the date of this Offering Circular, the development of the Madison site has been discontinued, and the company is seeking a buyer for the site.

On August 18, 2023 the Auburn purchased approximately 10 acres which the company intends to develop into a 40-bay golf driving range and entertainment facility. The funding was provided by the company’s Regulation A share sales, private equity investment, advances from GolfSuites, Inc., positive operating cash flows from existing operations, and $840,000 of mortgage financing. The company. Intends to have this facility operational by September 2024.

The company intends to enter into the indoor simulation lounge business. The company’s first GolfSuites City Club will be located in St. Petersburg, Florida at the GS City Club 1 Facility. On September 21, 2023, the company entered in to a lease for that facility. The company intends to build out this facility with at least 8 indoor simulators, a restaurant and bar with indoor and outdoor dining locations, and various membership options.

Timeline

Below is a timeline of the company’s operating history.

●	On October 25, 2018, the company was incorporated.

●	In September 2019, GolfSuites 3, Inc., an affiliate of the company, began operating a facility in Jenks, Oklahoma (the “Tulsa Facility”) pursuant to a lease agreement governing the Tulsa Facility and an additional agreement governing the land on which it is located. Both lease agreements were entered into by GolfSuite 3’s wholly owned subsidiary, GolfSuites Tulsa.

●	On August 6, 2020, GolfSuites Lubbock was formed. It is a wholly owned subsidiary of the company.

●	On August 19, 2020, pursuant to the Membership Interest Purchase Agreement (“MIP Agreement”), GolfSuites Lubbock acquired 4ORE Golf, LLC, a Texas Limited Liability Company, (the “Lubbock Facility”).

●	On August 19, 2020, GolfSuites Lubbock, pursuant to the MIP Agreement, assumed the lease agreement governing the land on which the Lubbock Facility is located.

●	On December 30, 2020, the company acquired GolfSuites Tulsa from GolfSuites 3.

●	On February 9, 2021, the company entered into a lease agreement for an approximate 18-acre existing driving range located at 8181 Siegen Lane, Baton Rouge, Louisiana (the “Baton Rouge Facility”) and has a term of five years. The lease commenced on March 1, 2021.

●	On January 15, 2022, the company formed GolfSuites Madison, LLC, a Mississippi limited liability company for the purpose of purchasing approximately 9 acres of land which was to be developed into a 40-bay golf driving range and entertainment facility. The land was purchased on May 5, 2022. As of December 31, 2022, the development of the Madison site has been discontinued, and the company is seeking a buyer for the site.

●	On July 24, 2023, GolfSuites Auburn was formed. It is a wholly owned subsidiary of the company.

●	On August 18, 2023 GolfSuites Auburn acquired the property located at 1655 Capps Landing, Opelika, Alabama (the “Auburn Facility”).

●	On September 15, 2023, GS City Club 1 was formed. It is a wholly owned subsidiary of the company. On September 21, 2023, GS City Club 1 acquired the lease for the property located at 123 4th Ave, St. Petersburg, Florida (the “GS City Club 1 Facility”).

The Facilities

Below are statistics related to each outdoor multi-floor facility.

	TULSA FACILITY	LUBBOCK FACILITY	BATON ROUGE FACILITY	AUBURN FACILITY*
ENTERTAINMENT AMENITIES	60 golf suites.	56 golf suites.	40 golf suites.	40 golf suites
	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.	These suites will open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.
	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.	Private lessons available, pinball, pool and corn hole.
HOSPITALITY AMENITIES	2 restaurants and 2 bars.	2 restaurants and 2 bars.	1 restaurant and 1 bar.	1 restaurant and 1 bar.
OPERATIONAL STATISTICS	Multi-floor facility.	Multi-floor facility.	Single floor facility.	Single floor facility.
	Average weekly guests: Approximately 2,500 since September 2019 to present.	Average weekly guests: Approximately 2,500 since August 2020 to present.	Average weekly guests: Approximately 500 since June 2022 to present.	Average weekly guests: *not yet developed

*Not yet operational.

Below are statistics related to each indoor GolfSuites City Club.

GS CITY CLUB 1 FACILTY*
ENTERTAINMENT AMENITIES	Eight indoor simulation lounges
These suites open up to the indoor dining area and incorporate comfortable seating, club storage, gaming and media displays.
HOSPITALITY AMENITIES	One bar and restaurant area with indoor seating, together with an outdoor dining area.
OPERATIONAL STATISTICS	N/A

*Not yet operational.

To date, revenues have come from the following activities:

●	Driving range suite rentals.

●	Special events sales.

●	Food and beverage sales.

●	Coaching and instruction services.

●	Retail sales.

The company collects revenue upon sale of an item (including: membership sales, food and beverage sales, apparel etc.) and recognize the revenue when the sale is made.

Cost of revenues for the company includes the cost of food, beverages, liquor, wine and beer sold to customers.

Operating expenses currently consist of advertising and marketing expenses and general administrative expenses.

Current Facilities

Currently, the company operates three facilities. The Tulsa Facility, the Lubbock Facility and the Baton Rouge Facility.

The Tulsa Facility: Overview

The Tulsa Facility is located at 600 Riverwalk Terrace in the City of Jenks, County of Tulsa, Oklahoma. The company believes the following to be the most appealing characteristics of the Tulsa Facility:

●	It is a mid-size venue consisting of approximately 53,102 rentable square feet and a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant, and recreational attractions.

During 2019, the company began re-branding and upgrading the facility. To date, the company has invested approximately $1,339,000 into the Tulsa Facility. The company believes that an additional $1,200,000 may be needed to complete necessary upgrades of the facility.

The Tulsa Facility: Lease Agreement

●	The term of the Tulsa Facility lease agreement is 25 years.

●	Annual base lease payments are $360,000, adjustable throughout the terms of the lease.

●	GolfSuites Tulsa is entitled to 50% of the net cash flow. The remaining 50% of the net cash flow is due and payable to Onefire Holding Company.

The Lubbock Facility: Overview

The Lubbock Facility is located at 6909 Marsha Sharp Fwy, Lubbock, Texas 79407. The company believes the most appealing characteristics of the Lubbock Facility to be:

●	It is a mid-size venue with a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant and recreational attractions.

The Lubbock Facility currently operates under the 4ORE! Golf brand, however, it is owned and operated by GolfSuites. During 2023, it converted to operating under the GolfSuites brand. The company has completed its rebranding, which cost $40,000.

The Lubbock Facility: Lease Agreement

●	The lease agreement related to the land on which the facility is on is for a term of 20 years, terminating October 31, 2038. The beginning monthly rent is $13,000 annually and increases by 2% every year thereafter. The lease includes twenty 5-year options for renewal.

The Baton Rouge Facility: Overview

The Baton Rouge Facility, located at 8181 Siegen Lane, Baton Rouge, Louisiana. The company believes the most appealing characteristics of the Baton Rouge Facility to be:

●	It is a mid-size venue consisting of approximately 40 bays and a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant and recreational attractions.

The re-branding and upgrading of the facility was completed during 2022.

The Baton Rouge Facility: Lease Agreement

●	The term of the Baton Rouge Facility lease agreement is 5 years; however the company has the option to extend the lease for 2 periods of 5 years.

●	Annual base lease payments range from $15,000, for the first year, $39,600 for the second year and $60,000 for years 3-5. The company is currently paying $30,000 a year.

Future Larger Outdoor Facilities

Over the next year the company intends to: (i) continue to source existing facilities, and (ii) purchase land for future facilities where such opportunities exist.

On August 18, 2023 GolfSuites Auburn purchased 10 acres located in Opelika, Alabama, near Auburn University.  GolfSuites Auburn intends to do the following with the property:

●	Build a 40 bay facility.

●	Each suite will open up to the golf target field and incorporate comfortable seating, ball dispensers, club storage, gaming and media displays.

●	Private lessons will be available. Guest can also play pinball, pool and corn hole.

●	1 restaurant will be onsite.

●	1 bar will be onsite.

The company expects that the Auburn Facility will be operational by September 2024.

Further, the company is currently sourcing future facilities that will likely have the following characteristics:

●	Mid-size venue consisting of approximately 40 bays and a driving range.

●	It is an entertainment facility, show casing live entertainment, gamified golf and various games such as pinball, pool and corn hole. It is also prides itself on its local chef inspired menus, craft cocktails and full-service restaurants.

●	It is located in a metropolitan area with a mid-size population.

●	Multiple university communities are a short distance away (less than ten miles).

●	There is an established millennial population within the area which fosters a trade market.

●	It is less than one mile to major highways, interstate access other large entertainment facilities, restaurant and recreational attractions.

Sourcing Larger Outdoor Facilities

When contemplating leasing already existing facilities, purchasing existing facilities, or building a facility from the ground up the company looks as the following factors to determine whether the project is suited for the company:

●	Location and size of each future facility.

●	Large and mid-size populations within metropolitan areas.

●	University communities with populations of at least 100,000.

●	Local millennial populations.

●	The proximity to major highway, interstate access other large entertainment facilities, restaurant, and recreational attractions.

●	Ongoing growth trends in the selected area.

●	Proximity of select population bases including: university students, types of housing developments and employment rates.

●	Whether a local government is cooperative and favors the development of leisure facilities.

●	Cost of land.

●	Availability and potential threat of competitor facilities within the vicinity.

●	Favorable mortgage/lender terms and relationships.

Financing Facilities

The company intends to lease and/or purchase already existing facilities with a combination of the following:

●	The proceeds of the Regulation A offering.

●	Funds advanced to GolfSuites by GolfSuites, Inc. (the “Parent Company”).

●	Mortgage financing provided by banks, private equity funds, lending-REITs and/or other financial institutions.

The company intends to purchase land to begin the construction of facilities with a combination of the following:

●	The proceeds of the Regulation A offering.

●	Funds advanced to GolfSuites by the Parent Company.

●	Mortgage financing provided by banks, private equity funds, lending-REITs and/or other financial institutions.

Future GolfSuites City Club and GolfSuites Lounge Facilities

The company intends to develop golf driving range simulator lounges under the brand name GolfSuites City Clubs. The company believes that through the premium experience of golf play, food and beverage and music, GolfSuites City Clubs are intended to inspire people of all ages and skill levels to come together for playful competition and entertainment. The goal of GolfSuites City Clubs is to combine a simulated golfing experience with a luxurious atmosphere of hospitality and entertainment. Each GolfSuites City Club will likely feature a large screen with a variety of multi-sport games, HDTVs, comfortable lounge seating and food and beverage offerings.

The company intends for GolfSuites City Clubs to offer daily, monthly or annual membership options. It is likely that membership packages and daily rates will be specific to each venue. These locations are focused on higher income urban areas.

The company also intends to develop golf driving range simulator lounges under the brand name GolfSuites Lounges. While similar to the GolfSuite City Clubs with the simulated golf play, food, beverage, and music, it is intended to be located in more suburban locations that could fit within shopping center locations or other similar commercial locations in highly residential areas that appeal to families seeking food and entertainment options. It is not anticipated that GolfSuites Lounges will have membership options.

Sourcing GolfSuite City Clubs and GolfSuites Lounge Facilities

The company intends to use similar criteria for sourcing the GolfSuites City Clubs and GolfSuites Lounges. Specifically, when contemplating any of the following: (i) leasing existing facilities, (ii) entering existing structures and building them out, or (iii)  building a facility from the ground up, the company looks as the following factors to determine whether the project is suited for the company’s business objectives:

●	Location and size of each future facility.

●	Large and mid-size populations within metropolitan areas.

●	University communities with populations of at least 100,000.

●	Local millennial populations.

●	The proximity to major highway, interstate access other large entertainment facilities, restaurant, and recreational attractions.

●	Ongoing growth trends in the selected area.

●	Proximity of select population bases including: university students, types of housing developments and employment rates.

●	Whether a local government is cooperative and favors the development of leisure facilities.

●	Availability and potential threat of competitor facilities within the vicinity.

●	Favorable mortgage/lender terms and relationships.

Financing GolfSuites City Clubs and GolfSuites Lounge Facilities

●	The proceeds of this Regulation A offering.

●	Funds advanced to GolfSuites by the Parent Company.

Management of all Facilities

The Parent Company oversees the management of all of the company’s locations and will oversee the management of all future locations. We intend that all the facilities will operate similar to our current facilities, where the company and/or its subsidiaries employ management teams and staff to operate each facility whether it is leased facility, owned facility, or built from the ground up.

Market Sector

The company participates in the recreational sporting and entertainment facilities market. The company believes this market to be young, fast-growing and under-served. This market overlaps three growing, highly profitable markets: the golf market, the recreation/sporting entertainment sector and the food and beverage portion of the hospitality industry. The company competes for revenues from customer spending in each of these three sectors.

The company believes that the food and beverage sales at GolfSuites City Clubs and GolfSuites Lounges will be responsible for a large percentage of total revenue. Accordingly, GolfSuites City Clubs and GolfSuites Lounges will further compete with the food and beverage portion of the hospitality industry.

Target Audience

Outdoor facilities have five primary target audiences:

●	Families looking for a fun experience for their kids and friends.

●	Experience Seekers, Millennials, Gen-Xers, Boomers seeking unique, fun night/weekend entertainment.

●	Recreational and avid golfers.

●	Businesses wanting team building, business gatherings, incentive rewards and corporate event venues with food and entertainment.

●	Get together/Fundraiser planners looking for unique locations for parties, celebrations and fund-raising events.

GolfSuites City Clubs have four primary target audiences:

●	Affluent and well-informed individuals.

●	Business executives.

●	Tech-aware young professionals.

●	Trend-setting individuals, from shoppers to connected influencers.

GolfSuites Lounges have 3 primary target audiences:

●	Families looking for a fun experience for their kids and friends.

●	Experience Seekers, Millennials, Gen-Xers, Boomers seeking unique, fun night/weekend entertainment.

●	Recreational and avid golfers.

Management Services from GolfSuites

GolfSuites entered into a management services agreement with the Parent Company effective as of August 12, 2019 (the “Management Services Agreement”). Under that agreement, The Parent Company will manage the company and allow the company to use certain intellectual property and business concepts. The company will incur direct capitalized costs and overhead expenses.

Some direct capitalized costs and overhead expenses will be paid by the company directly (e.g., salaries, board of director and board of advisor fees, employee benefits, and general administrative costs) while other capitalized costs and overhead expenses will be paid by the Parent Company and then reimbursed by the company (e.g., architectural costs, engineering, land, zoning and permitting and other costs directly related to assets belonging to the company).

In addition, the company pays the Parent Company monthly management fees as follows:

●	Operating facilities: 4% of gross operating revenues once facilities are opened.

o	Parent Company shall calculate 4% of gross revenue amount of the immediate past month, and the Parent Company shall invoice the company for the specific management fee amount on a monthly basis.

●	Facilities that are not operational: 3% of all-in development costs.

o	The “in-development costs” shall be calculated as the total amount of the hard and soft development costs, which include, but are not limited to, the total costs of land, development and entitlement costs, all construction costs, engineering and design costs, and contractor fees (the “In-Development Costs”) paid by the company in the immediate past month. The Parent Company shall invoice the company for the specific management fee amount on a monthly basis.

The Tulsa Facility, the Lubbock Facility and the Baton Rouge Facility are considered operating facilities. During 2022 and 2021 the company paid management fees of $344,533 and $667,036, respectively. For the period ended June 30, 2023 the company paid management fees of $198,134.

The initial term of the Management Services Agreement is for ten years. Upon expiration of the agreement, it will automatically renew for another two years. Either party can terminate the agreement provided 120 days written notice has been given to the other party. The Management Services Agreement may also be terminated upon certain events of default, including but not limited to, material breaches of the agreement and also if one party files for bankruptcy or otherwise liquidates.

In the event the Parent Company were to file for bankruptcy or otherwise liquidate, the company would have to seek another provider of management services or make arrangements for such services to be provided in-house, including the hiring of additional personnel.

For additional information please see the Management Services Agreement, which is an exhibit to the Offering Statement of which this Offering Circular form a part.

Competition

Direct competitors

The company’s largest competitor in this emerging market for outdoor entertainment venues and indoor golf simulator lounges is TopGolf. As of August  2023, there are approximately 71 TopGolf locations in the United States and approximately 75-100 TopGolf Swing Suites. TopGolf’s first facilities were developed less than 20 years ago, and according to public reporting TopGolf intends to add new venues annually.

Indirect competitors: Outdoor entertainment venues

Other competitors for outdoor entertainment venues:

●	National chains, including DriveShack and Big Shots.

●	Sports-themed entertainment facilities with food and beverage offerings that revolve around other sports including, but not limited to bowling, ping pong, baseball, NASCAR, etc.

o	These include PINS Mechanical, Main Event (40+ locations), Lucky Strike, Bowl More, iDrive NASCAR, iFly, and Dave & Buster’s.

●	New entertainment themed centers are being developed within the US that merge retail, food and beverage, entertainment and hospitality into single, tightly packed mixed-use destinations of 1-3 million square feet.

o	These new developments include American Dream (Miami) and American Dream (NYC), as well as numerous other smaller developments throughout the US.

o	Facilities like these typically include entertainment amenities such as water parks, skydiving, surfing, ice-rinks, drive-in movie theatres, hybrid golf facilities, miniature golf, theme parks, observation wheels, climbing walls, X4D movie theatres, and aquariums.

●	Local and regional entertainment facilities.

Indirect competitors: Golfsuites City Clubs and GolfSuites Lounges

Other competitors for Golfsuites City Clubs and GolfSuites Lounges include:

●	Sports-themed entertainment facilities with food and beverage offerings that revolve around other sports including, but not limited to bowling, ping pong, baseball, NASCAR, etc.

o	These include Lucky Strike, Bowl More, and Dave & Buster’s.

●	Local and regional indoor entertainment facilities.

●	National chains, including Birdie Club Indoor Golf and The Par Pub.

●	Local restaurants and bars providing similar hospitality and dining experiences.

Employees

The company does not have any full-time or part-time employees. The Tulsa Facility, the Lubbock Facility, and Baton Rouge Facility currently employ approximately 280 employees in the following roles: restaurant service, marketing, management, facilities management, event sales, golf instruction and retail.

In addition, the Parent Company employs eight individuals, all of whom spend up to half of their time working on matters related to the company and various related entities. The amount of time that an employee of the Parent Company will dedicate to GolfSuites will vary from week to week depending on the current needs of the company.

Regulation

Currently, the company has obtained a state liquor license in Oklahoma for the Tulsa Facility and a state liquor license in Texas for the Lubbock Facility. The company has not yet obtained a liquor license for the Baton Rogue Facility. In addition to the liquor licenses, certain other licenses that may be required for the company’s planned operations include:

●	State liquor license.

●	State reuse/resale tax for products including but not limited to golf clubs, and apparel.

●	County resale tax certificate.

●	“Doing Business As” certificates for applicable states.

●	Health department and food service license for each facility.

●	Elevator and Fire department certifications required annually.

Intellectual Property

The Parent Company has filed the following name trademarks and GolfSuites intends to enter into a license agreement with the Parent Company for use of the following trademarks:

●	GolfSuites

●	Off The Deck

●	FirstCut

Litigation

As of January 29, 2024, the company has one lawsuit filed against it for a total of $78,517 plus accrued interest, by a shareholder of the company. This amount is guaranteed to the shareholder by Gerald Ellenburg, the company’s chairman and another shareholder of the company.

On December 31, 2022 the chairman and the other shareholder, entered into an agreement granting indemnification to the company for full payment of this $78,517 obligation. The $78,517 balance is included in Advances from Shareholders of GolfSuites, Inc. The total Advances from Shareholders of GolfSuites, Inc. was $260,517 as of December 31, 2022.

Tulsa is in dispute with its facility owner as to lease various lease obligations that are due. While the company acknowledges that sums are due to the facility owner, no final amount has been agreed to by the parties. Included in accounts payable and accrued liabilities is the company’s estimate of the amount owed to the facilities owner. The company continues to make the required current monthly payments under the lease. No litigation has been filed by the facility owner and the company continues its discourse with the owner in efforts to come to a final settlement agreement.

THE COMPANY’S PROPERTY

●	Tulsa Facility:

o	The company has entered into two lease agreements at the Tulsa Facility located at 600 Riverwalk Terrace Jenks, Oklahoma. One lease agreement relates to the facility. The second lease agreement relates to the land that the facility is on.

●	Baton Rouge Facility:

o	The company has entered into one lease agreement for the property located at 8181 Siegen Lane, Baton Rouge, Louisiana.

●	Lubbock Facility:

o	The company owns the facility located at 6909 Marsha Sharp Fwy, Lubbock, Texas. The company leases the property at 6909 Marsha Sharp Fwy, Lubbock, Texas.

●	Auburn Facility:

o	The company owns the property, and is developing the facility, located at 1655 Capps Landing, Opelika, Alabama.

●	GS City Club 1 Facility

o	The company leases the property and is developing the facility, located at 123 4th Ave., St. Petersburg, Florida.

CONFLICTS OF INTEREST

The company is subject to various conflicts of interest arising out of its relationship with the Parent Company. The company discusses these conflicts below.

General

The Parent Company currently holds all of the issued Class B Common Stock of GolfSuites. The Parent Company is also affiliated with ERC Communities, Inc, f/k/a ERC HomeBuilders, Inc, and its related entities (collectively, the “ERC Entities”). The ERC Entities focus on the development and sale of a built-for rent properties in the United States. Gerald Ellenburg is the CEO for The Parent Company, the company and the ERC Entities (the “Affiliated Executives”).

These Affiliated Executives have legal obligations with respect to the Parent Company and the ERC Entities that are similar to their obligations to the company. In the future, these persons and other affiliates of the Parent Company and the ERC Entities may organize and or acquire for their own account, entertainment and hospitality facilities that may have been suitable for GolfSuites.

Allocation of GolfSuites Affiliates’ Time

Currently, The Tulsa Facility and the Lubbock Facility rely on Scott McCurry, to run the day-to day operations of the facilities. However, the company continues to rely on the Parent Company’s executive officers and other professionals who act on behalf of the Parent Company, for the day-to-day operation of its business, including sourcing locations, developing and/or sourcing future facilities, and capital raising. As the business matures, the company’s intent is to develop its own management team to take over the day-to-day operations of business. Until that occurs and as a result of the Affiliated Executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to GolfSuites and other entities and other business activities in which they are involved.

Receipt of Fees and Other Compensation by the Parent Company and its Affiliates

The Parent Company and its affiliates will receive substantial fees from the company, which fees will not be negotiated at arm’s length. These fees could influence the Parent Company’s advice to the company as well as the judgment of the Affiliated Executives of the Parent Company. For additional information see “The Company’s Business – Management Services from the Parent Company” for conflicts relating to the payments between the Parent Company and GolfSuites.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

GolfSuites 1, Inc. owns, leases and operates outdoor golf driving range entertainment centers. In addition, the company intends to develop indoor entertainment venues that provide access to golf simulators. The outdoor entertainment centers and indoor venues aim to provide next generation hospitality and dining venues, high tech gamified golf, either on the ranges or within the simulators, in climate-controlled suites, live entertainment, and spaces for both social and corporate functions.

As of June 30 2023, the company owned 100% Tulsa and Lubbock and a 50% interest in Baton Rouge and Madison. Development of Madison has been discontinued and the company intends to sell the site. Subsequent to June 30, 2023, the company took title to land near Auburn University in Alabama and that site is now under development and pre-construction.

GolfSuites has plans now to enter the indoor simulation lounge business, with its first planned facility in downtown St. Petersburg, Florida, the GS City Club 1 Facility. As of June 30, 2023, the Tulsa, Lubbock and Baton Rouge facilities are all operational.

Our revenues have come from the following activities:

●	Driving range suite rentals.

●	Special events sales.

●	Food and beverage sales.

●	Coaching and instruction services.

●	Retail sales.

The company collects revenue upon sale of an item (including: membership sales, food and beverage sales, apparel etc.) and recognize the revenue when the sale is made. Cost of revenues for the company includes the cost of food, beverages, liquor, wine and beer sold to customers.

Results of Operations

Six month period ended June 30, 2023 compared with the six month period ended June 30, 2022

For the six months ended June 30, 2023 (“Interim 2023”) the company had $5,502,120 in revenue compared to the six months ended June 30, 2022 (“Interim 2022”), the company had $4,586,123 in revenues, a $915,997 (or 20%) increase. The increase in revenues is attributable to increased management oversight of expanded food and beverage offerings and increased prices, improved sales performance incentives (e.g., continual contests for the sales team), and the opening of Baton Rouge in June 2022. Baton Rouge had $548,753 in revenue in Interim 2023 compared to $83,197 for Interim 2022, a $465,556 or 560% increase.

The company’s cost of revenues increased by $93,009 (or 13%) to $812,091 in Interim 2023 from $719,082 in Interim 2022. The increase in costs of revenues was primarily related to the increase in revenues as well as higher costs of materials. Our gross profits increased to $4,690,029 for Interim 2023 from $3,867,041 for Interim 2022. Our gross margins increased to 85.2% in Interim 2023 from 84.3% during Interim 2022.

Total operating expenses for Interim 2023 increased to $4,627,158 from $4,142,049 for Interim 2022, a $485,109 (or 11%) increase. The primary drivers of the increase were:

●	An increase of approximately $60,000 in advertising and marketing due to the new Baton Rouge site.

●	An increase of approximately $75,000 in insurance due to increased market pricing.

●	An increase of approximately $80,000 in utilities and telephone expense related to the new Baton Rouge site.

●	An increase of approximately $175,000 in other selling, general and administrative costs related to the new Baton Rouge site.

The company records other income (expense) for depreciation and amortization (related to its facilities and equipment), interest expenses (related to its loans and mortgages), certain costs related to its capital raises under Regulation A and Regulation D and loan forgiveness. The company had other expense of $505,718 in Interim 2023 compared with other expense in Interim 2022 of $490,655.

The company had losses associated with both its joint ventures and the losses attributable to the minority interest shares were $335,818 and $368,660 for Interim 2023 and Interim 2022, respectively.

As a result of the foregoing, the company generated net income for Interim 2023 in the amount of $538,418 compared to a net loss for Interim 2022 in the amount of 275,008, a $813,426 increase.

Fiscal year ended December 31, 2022 compared with the fiscal year December 31, 2021

For the year ended December 31, 2022, the company had $9,071,791 in revenue compared to the year ended December 31, 2021 the company had $8,853,965 in revenues, a $217,826 (or 2%) increase.

●	the change in restrictions related to capacity constraints and public large-crowd-gatherings which were largely in place and did not expire until March 2021. Expiration of the restrictions led to an increase in group and corporate sales the company;

●	expanded its offerings in food and beverage;

●	the opening of Baton Rouge in June 2022; and

●	improved sales performance incentives for employees.

The company’s cost of revenues increased by $223,267 (or 17.9%) to $1,469,968 during the year ended December 31, 2022 from $1,246,701 for the year ended December 31, 2021. The increase in costs of revenues was primarily related to the increase in revenues as well as higher costs of materials.

Total operating expenses for the period ended December 31, 2022 increased to $8,690,277 from $7,559,456 for the year ended December 31, 2021 a $1,130,821 (or 14.9%) increase. The primary drivers of the increase were:

●	An increase of $120,695 in advertising and marketing due to the new Baton Rouge site.

●	An increase of $225,746 in equipment and repairs due to primarily to net repairs at Tulsa and Lubbock of $21,045 plus first-time repairs at Baton Rouge of $33,180.

●	An increase of $225,886 in operational salaries related to payroll related to the opening of Baton Rouge, offset by efficiencies at Tulsa and Lubbock.

●	An increase of $192,699 in utilities and telephone primarily due to a very cold winter, followed by a very hot early summer in 2022.

●	An increase in professional fees of $61,844 primarily due to fees incurred by GolfSuites related to legal, accounting, audit and other fees associated with the capital raise and reporting requirements.

The company records other income (expense) for interest expenses (related to its loans and mortgages), management fees, and certain costs related to its capital raises under Regulation A and Regulation D. The company had net other expense of $1,951,795 for the period ended December 31, 2022 compared with net other expense for the period ended December 31, 2021 of $2,294,386.

Minority interest in the loss of Baton Rouge has been reflected to show the allocation of $871,405 in loss as of December 31, 2022 to a private equity investor.

As a result of the foregoing, the company generated net loss for the years ended December 31, 2022 in the amount of $2,168,844 compared to a net loss for the period ended December 31, 2021 in the amount of $725,096.

Liquidity and Capital Resources

Cash Flows for six month period ended June 30, 2023 compared with the six month period ended June 30, 2022

The following table summarizes, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Six Months ended June 30,
	2023	2022	$ Change
Net cash provided by operating activities	$600,338	$658,482	$58,144
Net cash used in investing activities	$(723,662)	$(3,505,230)	$2,781,568
Net cash provided by financing activities	$154,861	$2,405,199	$(2,268,364)

Cash provided by operating activities for Interim 2023 was $600,338 compared to $658,482 for Interim 2022. The decrease was primarily comprised of additional operating expenses.

Cash used in investing activities for Interim 2023 was $723,662, as compared to $3,505,230 for Interim 2022. During Interim 2023 the company had significantly less capital improvements during Interim 2022, specifically the purchase of Baton Rouge was reflected in Interim 2022.

Cash used by financing activities was $154,861 for Interim 2023, compared to cash provided of $2,405,199 for Interim 2022. Interim 2022 reflected $1,212,000 received from the minority interest investor in our subsidiary as well as $1,125,000 from the sale of notes. In addition, during Interim 2023, we received $1,271,067 from the sale of Preferred Stock, $78,500 from the sale of common stock, and $27,441 in capital contributions. For principal payments on mortgages, equipment loans and leases, the company used $445,259 during Interim 2023, which included the leases for Tulsa, Lubbock, and Baton Rouge, compared with using $517,644 during Interim 2022. Dividend payments in Interim 2023 totaled $277,353 compared to $151,693 in Interim 2022.

Cash Flows for the fiscal year ended December 31, 2022 compared with the fiscal year December 31, 2021

The following table summarizes, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Year ended December 31,
	2022	2021	$ Change
Net cash provided by operating activities	$62,516	$382,166	$(319,650)
Net cash used in investing activities	$(4,110,391)	$(2,215,996)	$(1,894,395)
Net cash provided by financing activities	$3,601,173	$1,969,455	$1,631,718

Cash provided by operating activities for the year ended December 31, 2022, was $62,516 as compared to cash provided by $382,166 for the period ended December 31, 2021. The decrease was primarily comprised of increased net loss from startup of Baton Rouge, one-time income from PPP forgiveness in 2021, and the impact of changes in various working capital components.

Cash used in investing activities for the year ended December 31, 2022, was $4,110,391, as compared to cash used in investing activities of $2,215,996 for the period ended December 31, 2021. In 2022, the company used $3,991,636 for the purchase of property and equipment; $1,905,957 related to Baton Rouge construction and additions, $2,028,363 related to the acquisition of Madison land; and $57,316 was for additions at Tulsa and Lubbock. Capitalized development fees incurred totaled $118,755; $57,179 from Baton Rouge, and $61,576 from Madison.

Cash provided by financing activities was $3,601,173 for the year ended December 31, 2022, compared to cash provided of $1,969,455 for the year ended December 31, 2021. During 2022, we received $3,518,042 from the sale of Preferred Stock, $1,287,000 from proceeds of minority interest in Baton Rouge and Madison and $1,125,000 in proceeds from the note payable for the mortgage on the acquisition of Madison land. Our shareholder and related party advances, net used $2,815,858 for the period ended December 31, 2022, including the conversion to additional paid-in capital of $2,696,442, compared with providing $271,619 for the period ended December 31, 2021. For principal payments on mortgages, equipment loans and leases, the company used $1,209,176 in 2022, which included the leases for Tulsa, Lubbock, and Baton Rouge, compared with using $254,796 in 2021. Dividend payments in 2022 totaled $361,662 compared to $133,968 in 2021.

As of December 31,2022 , the company has cash and cash equivalents of $227,442. Since inception, our activities have been funded from our revenues, cash advances from its current parent entity and management as well as funds raised in the company’s offerings under Regulation A. Since taking over the operations for the Lubbock Facility, the Tulsa Facility, and the Baton Rouge Facility the company has also been relying on revenues from those facilities. The company plans to continue to try to raise additional capital through: (i) additional offerings (ii) mortgage financing and (iii) revenues from the Tulsa Facility, the Lubbock Facility and the Baton Rouge Facility. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

For the years ended December 31, 2022 and December 31, 2021 , GolfSuites Tulsa and GolfSuites Lubbock advanced funds to the company totaling $690,982 and $967,480, respectively.

The company launched its second Regulation A offering in February 2021 which terminated in March 2022. The total amount raised in the offering was approximately, $3,391,706. The company launched its third Regulation A offering in May 2022. For the year ended December 31, 2022, the amount raised pursuant to the Regulation A offering totaled $3,518,042.

Liquidity and Capital Resources

As of June 30, 2023, the company has cash and cash equivalents of $258,979. Since inception, our activities have been funded from our revenues, cash advances from its current parent entity and management as well as funds raised in the company’s offerings under Regulation A. Since taking over the operations for the Lubbock Facility, the Tulsa Facility, and the Baton Rouge Facility the company has also been relying on revenues from those facilities. The company plans to continue to try to raise additional capital through: (i) additional offerings (ii) mortgage financing and (iii) revenues from the Tulsa Facility, the Lubbock Facility and the Baton Rouge Facility. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

The company launched its second Regulation A offering in February 2021 which terminated in March 2022. The total amount raised in the offering was approximately, $3,391,706. The company launched its third Regulation A offering in May 2022 which was terminated in May 2023. The amount raised pursuant to the Regulation A offering totaled $3,606,669.

GolfSuites auditor has issued a “going concern” opinion on their financial statements, which means the company may not be able to succeed as a business without additional financing. GolfSuites was incorporated in October 2018. It has an accumulated deficit of $5,276,699 and $2,746,193 as of December 31, 2022 and December 31, 2021, respectively and $5,613,826 and $3,761,594 for the six months ended June 30, 2023 and the six months ended June 30, 2022 respectively. The audit report states that the company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities and/or to raise additional capital to fund its operations. The company’s failure to raise additional short-term capital could have a negative impact on not only their financial condition but also their ability to remain in business.

Indebtedness

Advances from the Parent Entity and its Shareholders

During 2022 and Interim 2023 the parent entity contributed $2,696,442 and $27,441 to the company as working capital to cover expenses and costs while preparing for the various securities offerings. The total of these advances was converted to Additional Paid-in Capital in 2022 and the six months ended June 30, 2023.

In addition, the company received advances from shareholders of the parent entity. The balance of these parent entity shareholder advances totaled $250,517 and $783,317 respectively, as of Interim 2023 and Interim 2022.

These advances are recorded as liabilities of the company. The company has formalized some of these borrowings but expects to repay all of these amounts whether a formal promissory note exists or not. The agreements are between related parties. Therefore, there is no guarantee that rates or terms are commensurate with arm’s-length arrangements.

Notes Payable and Lease Obligations

Notes payable consists of the following debt instruments as of June 30, 2023, December 31, 2022, and June 30, 2022.

		2023	2022
		June 30	December 31	June 30
Equipment financing
Tulsa	Current	$11,395	$23,467	$39,470
Tulsa	Long-term	47,539	68,612	89,136
	Total	58,934	92,079	128,606

		2023	2022
		June 30	December 31	June 30
Insurance Financing
Tulsa	Current	30,278	121,115	-
Lubbock	Current	17,428	69,712	-
Baton Rouge	Current	-	25,807	-
	Total	47,706	216,634	-
Mortgage financing
Lubbock	Current	152,472	156,727	496,020
Lubbock	Long-term	5,682,993	5,768,790	5,852,892
	Subtotal	5,835,465	5,925,517	6,348,912
Madison	Long-term	1,125,000	1,125,000	1,125,000
	Total	6,960,465	7,050,517	7,473,912
Totals
Current		211,573	396,828	535,490
Long-term		6,855,532	6,962,402	7,067,028
Totals		$7,067,105	$7,359,230	$7,602,518

●	Lubbock Facility

o	The company took over a construction loan with First United Bank, with an interest rate of 4%. As of Interim 2023, the company recorded $5,835,465 in liabilities for this mortgage; the mortgage was secured by a third-party guarantor.

o	The company took over the Amended and Restated Ground Lease, executed on October 30, 2018, for a 5-year term. The beginning monthly rent is $13,000 annually and increases by 2% every year thereafter. The lease includes three 5-year options for renewal, which extends the lease termination date to 2038.

o	The company took over a lease with Hub City Main Street Investments, LLC. The lease provides for a 5-year term with monthly payments of $2,500. This lease is often referred to as a nuisance lease as it is with the owner of the adjacent property owner because golf balls were going over the net surrounding the driving range and landing on the adjacent property. The lease expired on August 29, 2023.

●	Tulsa Facility

o	GolfSuites Tulsa is a party to a 25-year lease agreement, dated September 13, 2019, and entered into between GolfSuites Tulsa and Onefire Holding Company, LLC (“Onefire”) (the “Tulsa Lease Agreement”). Onefire is entitled to annual payments of $360,000 and 50% of net cash flow.

o	On March 5, 2020 GolfSuites Tulsa entered into a Lease Amendment Agreement with Onefire. This agreement provides for the deferment of base rent and additional rent for the period from January 1, 2020, through March 31, 2020.

o	On July 6, 2020, the company took out a loan for equipment financing with First Oklahoma Bank in the amount of $198,580. The loan bears an interest rate of 5.25% and expires on July 6, 2025. As of Interim 2023, the outstanding loan principal was $58,934.

●	Baton Rouge Facility

o	On February 9, 2021, the company entered into a lease agreement for an approximate 18-acre existing driving range located at 8181 Siegen Lane, Baton Rouge, Louisiana (the “Baton Rouge Facility”) and has a term of five years. The lease commenced on March 1, 2021. As of Interim 2023, the company recorded $675,058 in liabilities for this lease.

●	Madison Facility

o	The mortgage related to the acquisition of Madison land totaled $1,125,000, and that balance is outstanding at Interim 2023. The interest rate is the Prime Rate plus five percent, with the balance due May 5, 2024.

●	GS City Club 1 Facility

o	On September 21, 2023 the company entered into a lease agreement of a building with approximately The 17,000 square feet located at 123 4th Ave., St. Petersburg, Florida. The term of the lase is for five years with three additional terms of sixty months. The lease commenced on September 21, 2023.

Trends

GolfSuites participates in the recreational sporting and entertainment facilities market. It believes this market to be young, fast-growing and under-served. This market overlaps three growing, highly profitable markets: the golf market, the recreation/sporting entertainment sector and the food and beverage portion of the hospitality industry. GolfSuites competes for revenues from customer spending in each of these three sectors. Since money spent in those sectors is discretionary income, the company believes it is reliant on economic trends in the United States.

Other notable trend in the recreation sporting and entertainment facilities market include the increase in the global indoor golf simulator market. The indoor golf simulators market size was valued at USD 1485.23 million in 2022 and is projected to reach USD 3237 million by 2031.

The company notes that this market is anticipated to rise at a considerable between 2023 and 2030. In 2022, the market grew at a steady rate. GolfSuites competitors have adopted business strategies to implement indoor golf simulators and the company intends to do the same with the launch of GolfSuites City Clubs and GolfSuites Lounges. The company believes that with the rising adoption of strategies by key players the market is expected to rise over the projected horizon.

The company has continued to move forward with its business plans and has done or intends to do the following:

●	Construct the Auburn Facility.

●	Plan for the acquisition or lease of at least 3 additional facilities.

●	Commence build out of GS City Club 1.

●	Sell the Madison Facility by December 31, 2023.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the officers and directors of the company as of January 29, 2024.

Name	Position	Employer	Age	Term of Office (If indefinite give date of appointment)
Gerald Ellenburg	CEO, Director, Secretary, Treasurer	GolfSuites 1, Inc.	74	March 14, 2019
Ryan Ellenburg	Director	GolfSuites 1, Inc.	42	January 6, 2023

The table below sets forth the officers and directors of GolfSuites, Inc. (“Parent Company”).

Name	Position	Employer	Age	Term of Office (If indefinite give date of appointment)
Gerald Ellenburg	Director Chairman Chief Executive Officer and Secretary	GolfSuites, Inc.	74	November 8, 2018
Gerald Ellenburg	President	GolfSuites, Inc.	74	February 10, 2023
Scott McCurry	Chief Operating Officer	GolfSuites, Inc.	54	March 2023
Ryan Koenig	Director, Chief Development Officer	GolfSuites, Inc.	45	November 8, 2018

Gerald Ellenburg

Gerald Ellenburg (“Jerry”) is the President and Chief Operating Officer since February 10, 2023. In addition, he has served as the Chairman and Chief Executive Officer of the Parent Company since November 2018 and GolfSuites since March 2019. Jerry also serves as the Chairman and Chief Executive Officer of ERC Communities, Inc., since March 2011. Jerry has a total of 35 years of experience in real estate ownership, management and financing of multi-family properties, management of over $750 million in debt and equity financing. Jerry graduated from the University of California, Berkeley in 1971, and is a California-licensed CPA (inactive).

Ryan Ellenburg

Ryan Ellenburg is a Director of the company since February 10, 2023. Ryan Ellenburg has been consulting with the capital markets team for ERC Communities, Inc., ERC Communities 1, Inc., GolfSuites, Inc., and GolfSuites 1, Inc. since June 2019. In January 2023, Ryan joined the board of directors for ERC Communities, Inc., and ERC Communities 1, Inc. Previously, from September 2017 until June 2019, Ryan was employed by Allied Universal as a security contractor. During that time frame his primary clients were PG&E and ServiceNow. Ryan is no stranger to technology and finance and has been improving systems since value engineering construction projects in college and then overseeing standard upgrades for worldwide Silicon Valley accounts. Mr. Ellenburg is a graduate of the Georgia Institute of Technology in 2004.

Scott McCurry

Scott McCurry was appointed Chief Operating Officer of the Parent Company in March 2023. Previously, he served as Vice President of Operations for the Parent Company from September 1, 2019 until March 2023. Scott is an operations executive with over 25 years of experience in the Hospitality and Entertainment Industry. Previously, Scott was the National Director of Operations for K1 Speed from September 2017 to September 2019, helping it grow in domestic and international size while adding food beverage to the brand while improving the guest experience.  Prior to K1Speed, Scott was the National Director of Operations of Topgolf from February 2014 to September 2017.  Prior to that Scott was their Director of Operations, a position he held since July 2012.  At Topgolf, Scott helped build the brand from six venues to over 40 venues each averaging $20 million in revenue a year.

Ryan Koenig

Ryan Koenig is the Chief Development Officer of GolfSuites, Inc., and a Director, a position he has held since December 2018. From March 2011 until the present, he has been the Chief Development Officer at eResidential and Commercial LLC (ERC Homes), where he worked with Jerry Ellenburg. Ryan has over 20 years of experience in real estate development and construction with the following companies: Wood Partners Camden Properties, Turner Construction and Zaremba Development. Ryan has overseen approximately $500 million in completed construction projects.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2023, the company did not pay its sole director and officer in his capacity as director or its sole officer, in his capacity as CEO, secretary or treasurer.

In the future, the company will have to pay additional officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add other executives, including but not limited to, a General Manager, a Food and Beverage Manager and a Golf Manager.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of January 29, 2024, GolfSuites voting securities that are owned by its executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Class B Common Stock	GolfSuites, Inc. 650 E. Bloomingdale Ave., Brandon, FL 33511	18,000,000	N/A	100%

As of September 1, 2023, there are 205,354 shares of the company’s Class A Common Stock and 960,462 shares outstanding of the company’s Preferred Stock. GolfSuites, Inc. has 98.7% of the voting power in the company.

The following table sets out, as of January 29, 2024 the Parent Company’s voting securities that are owned by the company’s executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Gerald Ellenburg	215,000,000	N/A	29.23%

(1)	The address for all the executive officers, directors, and beneficial owners is c/o GolfSuites, Inc. 650 E. Bloomingdale Ave., Brandon, FL 33511.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Relationship with the Parent Company

The company has received working capital from its parent entity to cover expenses and costs while preparing for the Regulation A securities offering. The company received $2,696,442 as of December 31,2022 and an additional $27,441 as of June 30, 2023. These amounts were converted to Additional Paid- in Capital.

In addition, the company received advances from shareholders of the parent entity. The balance of these parent entity shareholder advances totaled $250,517, $260,517 and $783,317 respectively, as of June 30, 2023, December 31, 2022, and June 30, 2023. These advances are recorded as liabilities of the company. The company has formalized some of these borrowings but expects to repay all of these amounts whether a formal promissory note exists or not. The agreements are between related parties. Therefore, there is no guarantee that rates or terms are commensurate with arm’s-length arrangements.

Management Services Agreement

The company has entered into a Management Services Agreement with the Parent Company. Pursuant to this agreement, the Parent Company will license all intellectual property and business concepts and design necessary for GolfSuites to conduct its business and under the direction of our Board of Directors, the Parent Company is to provide services to GolfSuites including: Supervision the operations of GolfSuites, and Management all necessary negotiations relating to the business, personnel, etc. In return for the aforementioned services GolfSuites agrees to pay the Parent Company a monthly management fee:

●	Operational facilities: 4% of gross operating revenues

●	Facilities that are not operational: 3% of all In-Development Costs

The initial term of the agreement is for ten years. Upon expiration of the agreement it shall automatically renew for another two years. Either party can terminate the agreement provided 180 days written notice has been given to the other party prior to the end of the current term. See Exhibit 6.1 which appears as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Relationship with ERC Communities, Inc.

Some of the parties involved with the operation and management of the company, including Gerald Ellenburg, Ryan Ellenburg and David Morris, have other relationships that may create disincentives to act in the best interest of the company and its investors. These parties are also involved with ERC Communities, Inc. and its subsidiaries in similar capacities. These conflicts may inhibit or interfere with the sound and profitable operation of the company.

SECURITIES BEING OFFERED

GolfSuites is offering Class A Common Stock in this offering. As such, the company is qualifying up to 6,000,000 shares of Class A Common Stock under this Offering Statement, of which this Offering Circular is part.

GolfSuites authorized capital stock consists of 200,000,000 shares of capital stock, of which:

●	150,000,000 shares are designated Common Stock (the “Common Stock”), at $0.00001 par value,

o	Of which 132,000,000 shares are Class A Common Stock (“Class A Common Stock”) and

o	18,000,000 shares are Class B Common Stock (“Class B Common Stock”) and

●	50,000,000 shares of Preferred Stock, at $0.00001 par value,

o	Of which 10,000,000 shares are Class A Preferred Stock (the “Preferred Stock” or “Class A Preferred Stock”).

Class A Common Stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class B Common Stock; except that each holder of Class B Common Stock is entitled to 5 votes per share of Class B Common Stock whereas each holder of Class A Common Stock is entitled to only 1 vote per share of Class A Common Stock. The company may issue fractions of shares.

The following is a summary of the rights of GolfSuites capital stock as provided in its Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation, Certificate of Designations, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part.

For a complete description of GolfSuites capital stock, you should refer to its Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation, Certificate of Designations and Bylaws, and applicable provisions of the Delaware General Corporation Law.

Class A Common Stock

Voting Rights.

Each holder of GolfSuites Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders. Holders of Class A Common Stock at all times shall vote together with the holders of Class B Common Stock and Class A Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites.

Class B Common Stock

Voting Rights.

Each holder of GolfSuites Class B Common Stock is entitled to five votes for each share on all matters submitted to a vote of the shareholders. Holders of Class B Common Stock at all times shall vote together with the holders of Class A Common Stock and Class A Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites.

Conversion Rights.

Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to GolfSuites.

All Classes of Common Stock

Dividends.

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends (including the company’s Class A Preferred Stock), shareholders of GolfSuites Class A Common Stock and Class B Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. Any dividends in excess of dividends payable to holders of the Class A Preferred Stock, will be paid ratably among the holders of Class A Common Stock, Class B Common Stock and Class A Preferred Stock on an as-converted basis. GolfSuites has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future on its Common Stock.

Liquidation Rights.

In the event of GolfSuites liquidation, dissolution or winding up, holders of GolfSuites Class A and Class B Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of GolfSuites debts and other liabilities and the satisfaction of any liquidation preference granted to holders of Class A Preferred Stock; however if the amount that the holders of Class A Preferred Stock would receive based on the pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis is greater than the then applicable liquidation preference available to Class A Preferred Stock, the holders of Class A Preferred Stock, Class A Common Stock and Class B Common Stock will receive that amount.

Other Rights.

Holders of GolfSuites Class A and Class B Common Stock have no preemptive, subscription or other rights, and there is no redemption or sinking fund provisions applicable to GolfSuites Class A or Class B Common Stock.

Preferred Stock

Voting Rights

Each holder of GolfSuites Preferred Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders. Holders of Preferred Stock at all times shall vote together with holders of the Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of GolfSuites.

Dividends

Each share of Preferred Stock is entitled to cumulative dividends which shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 8% per annum on the sum of the invested amount sum plus all unpaid accrued and accumulated dividends thereon. The company intends to pay the dividends to the holders of Preferred Stock.

In the event the company declares a dividend distribution to the Common Stockholders, all Preferred Stockholders will receive their pro rata share.

Liquidation preference

In the event of a liquidation, investors will be entitled to receive the greater of their total investment amount in the shares of Preferred Stock and any accrued and unpaid dividends or their pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis.

Conversion

The Preferred Stock is convertible into the Class A Common Stock of the company as provided by Section 5 of the Certificate of Designations. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into that number of fully paid, nonassessable shares of Class A Common Stock determined by dividing the Conversion Price (defined therein), as adjusted for any accrued and unpaid dividends, by the original purchase price. The Conversion Price is the original purchase price, adjusted from time to time as described below under “Anti-Dilution Rights”.

Holders of the Preferred Stock may convert their shares of Preferred Stock into Common Stock in their sole discretion. In the event of a Qualified Public Offering, as defined in the Certificate of Designations conversion of the Preferred Stock is mandatory.

Anti-Dilution Rights

Holders of Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Class A Common Stock issuable upon conversion of the shares of the Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Preferred Stock then in effect, the conversion price of the Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Certificate of Designations.

These terms generally provide that if the company issues certain additional shares of Common Stock (as detailed in the Certificate of Designations) without consideration or for a consideration per share less than the Conversion Price, in effect on the date of and immediately prior to such issue, then, the Conversion Price will be reduced. The new Conversion Price will be the amount equal to the quotient obtained by dividing the (i) the sum of (A) the number of shares of Common Stock deemed outstanding prior to such issuance (as determined on an as-converted basis) times the Conversion Price then in effect with (B) the consideration, if any, from that issuances by (ii) the sum of (A) the number of shares of Common Stock deemed outstanding prior to such issuance (a determined on an as-converted basis) plus the number of such additional shares of Common Stock so issued.

Currently, the Conversion Price is $13.85 per share. Should the company sell all 6,000,000 shares of Class A Common Stock at $10 per share, the new Conversion Price would be $10.54 per share, which would result in a Preferred Stock holder receiving 31% more Class A Common Stock should the shareholder convert their Preferred Stock to Class A Common Stock.

Other Rights

Holders of GolfSuites Preferred Stock have no preemptive, subscription or other rights, and there is no redemption or sinking fund provisions applicable to its’ Preferred Stock.

All Classes of Stock

Forum Selection Provisions

Article VII of the Certificate of Incorporation, as amended, contains exclusive forum provisions. With a few exceptions, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any holder of GolfSuites Class A and Class B Common Stock (including a beneficial owner) to bring (i) any derivative action or proceeding brought on the company’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of amendment to the certificate of incorporation, the certificate of incorporation or bylaws or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine.  These sections shall not apply to actions arising under the federal securities laws.

Section 6 of the subscription agreement (which appears as an exhibit to the Offering Statement of which this Offering Circular forms a part) provides that the Court of Chancery in the State of Delaware or alternatively if that is not enforceable competent federal courts in the State of Delaware are the exclusive forums for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. This section does not apply to claims arising out of Exchange Act, including derivative actions.

Jury Trial Waiver

The Court of Chancery in the State of Delaware is a non-jury trial court. The parties in any lawsuits where the forum selection provisions are applicable will not be entitled to a jury.

Moreover, holders of Shares of Class A Preferred Stock as well as holders of Class A Common Stock converted from Class A Preferred Stock will be bound by the subscription agreement, which provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. The company will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

FINANCIAL STATEMENTS

GolfSuites 1, Inc.

and Subsidiaries

Restated Consolidated Financial Statements

As of, and for the Six Months Ended June 30, 2023 and 2022

UNAUDITED - NO ASSURANCE GIVEN

GolfSuites 1, Inc.

and Subsidiaries

Restated Consolidated Financial Statements

As of, and for the Six Months Ended June 30, 2023 and 2022

UNAUDITED - NO ASSURANCE GIVEN

Table of Contents

Consolidated Balance Sheet	F-3

Consolidated Statement of Operations	F-4

Consolidated Statement of Changes in Stockholders' Equity	F-5

Consolidated Statement of Changes in Cash Flows	F-6

Notes and Additional Dislosures to the Consolidated Financial Statements	F-9

Consolidating Statements for GolfSuites 1, Inc.	F-8

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Balance Sheets

As of June 30, 2023, December 31, 2022 and June 30, 2022

UNAUDITED - NO ASSURANCE GIVEN

	June	December	June
	2023	2022	2022
ASSETS
Current assets
Cash and cash equivalents	$258,979	$227,442	$232,595
Accounts receivable	530,892	54,467	91,914
Inventory	213,363	308,953	287,941
Prepaid expenses	77,341	239,677	17,692
Total current assets	1,080,575	830,539	630,142
Property, plant and equipment, net
Land and building improvements	11,623,367	11,405,618	9,437,213
Furniture, fixtures and equipment	5,154,126	4,651,583	6,014,514
Construction in progress	-	-	-
Accumulated depreciation	(3,941,271)	(3,467,538)	(3,035,031)
Property, plant and equipment, net	12,836,222	12,589,663	12,416,696
Right of use assets, net of accumulated amortization	8,291,701	8,485,641	8,678,343
Other assets
Other assets	83,904	41,134	45,439
Advances to GolfSuites, Inc. (parent company)	56,857	-	-
Goodwill	1,749,255	1,749,255	1,749,255
Total other assets	1,890,016	1,790,389	1,794,694
TOTAL ASSETS	$24,098,514	$23,696,232	$23,519,875

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$211,573	$396,828	$535,490
Lease liabilities, current portion	241,733	230,216	213,936
Accounts payable and accrued expenses	1,914,486	1,756,622	1,484,946
EIDL loans payable	293,783	298,169	298,900
Total current liabilities	2,661,575	2,681,835	2,533,272
Non-current liabilities
Notes payable, long-term portion	6,855,532	6,962,402	7,067,028
Lease liabilities, long-term portion	8,559,275	8,723,926	8,843,041
Advances from sharholders of Golfsuites, Inc. (parent company)	250,517	260,517	783,317
Advances from GolfSuites, Inc. (parent company)	-	-	2,029,215
Total non-current liabilities	15,665,324	15,946,845	18,722,601
TOTAL LIABILITIES	18,326,899	18,628,680	21,255,873
Stockholders' equity
Common stock, Class A: 132,000,000 shares authorized, $0.00001 par, 21,700 shares issued and outstanding	-	-	-
Common stock, Class B: 18,000,000 shares authorized, $0.00001 par, 18,000,000 shares issued and outstanding	180	180	180
Additional paid-in capital	2,802,383	2,696,442	-
Preferred stock, Class A: 10,000,000 shares authorized, 713,203, 540,503 and 328,267 shares issued and outstanding, respectively	8,219,727	6,948,660	4,898,702
Preferred stock, Other: 40,000,000 shares authorized, no shares issued and outstanding	-	-	-
Minority interest in consolidated subsidiaries	363,151	698,969	1,126,714
Retained earnings	(5,613,826)	(5,276,699)	(3,761,594)
TOTAL EQUITY	5,771,615	5,067,552	2,264,002
TOTAL LIABILITIES AND EQUITY	$24,098,514	$23,696,232	$23,519,875

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Statement of Operations

For the Six Months Ended June 30, 2023 and 2022

UNAUDITED - NO ASSURANCE GIVEN

	2023	2022
Revenues	$5,502,120	$4,586,123
Cost of revenues	812,091	719,082
Gross profit	4,690,029	3,867,041
Operating expenses
Advertising and marketing	110,929	50,376
Salaries
Salaries - operational	1,540,705	1,631,353
Employee benefits and taxes	361,587	306,789
Property lease and affiliated costs	97,641	34,260
Equipment and repairs	194,965	163,641
Gaming, software and license fees	200,681	164,753
Utilities and telephone	338,295	257,814
Credit card fees	157,546	101,794
Insurance	202,019	125,146
Professional fees	34,763	203,460
Property and local taxes	212,056	203,985
Other selling, general and administrative	504,928	323,642
Management fees	198,143	180,117
Depreciation and amortization	671,043	575,036
Total operating expenses	4,825,301	4,322,166
Net operating profit (loss)	(135,272)	(455,125)
Income from Covid 19 relief programs
PPP loan forgiveness	-	-
Employee retention credit	475,547	-
Total Covid 19 relief programs	475,547	-
Net income before other income (expense)	340,275	(455,125)
Other income (expense)
Interest expense	(321,908)	(319,014)
Other income	14,333	8,476
Net other expense	(307,575)	(310,538)
Net income (loss) before minority interest	32,700	(765,663)
Minority interest share of subsidiary loss	335,818	368,660
Net income (loss)	368,518	(397,003)
Dividends on preferred stock	(277,353)	(151,693)
Net income (loss) applicable to common stockholders	$91,165	$(548,696)

Basic income (loss) per common share	$0.00506	$(0.03048)
Diluted income (loss) per common share	$0.00482	$(0.02939)

Weighted average common shares	18,010,850	18,000,000
Weighted average diluted common shares	18,924,945	18,670,028

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Statement of Stockholders' Equity (Deficit)

For the Six Months Ended June 30, 2023 and 2022

UNAUDITED - NO ASSURANCE GIVEN

										Minority
	Class A		Class B		Additional	Class A		Other		Interest In	Retained	Total
	Common Stock		Common Stock		Paid-In	Preferred Stock		Preferred Stock		Consolidated	Earnings, Net	Stockholders'
	Shares	Value	Shares	Value	Capital	Shares	Value	Shares	Value	Subsidiaries	of Dividends	Equity
Balance as of December 31, 2021	-	$-	18,000,000	$180	$-	540,503	$3,430,618	-	$-	$283,374	$(2,746,193)	$967,979
Share issuance	-	-	-	-	-	172,700	1,468,084	-	-	-	-	1,468,084
Contributed capital	-	-	-	-	-	-	-	-	-	1,212,000	-	1,212,000
Net loss	-	-	-	-	-	-	-	-	-	-	(397,003)	(397,003)
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(368,660)	-	(368,660)
Reg A share sale costs	-	-	-	-	-	-	-	-	-	-	(466,705)	(466,705)
Dividends	-	-	-	-	-	-	-	-	-	-	(151,693)	(151,693)
Balance as of June 30, 2022	-	-	18,000,000	180	-	713,203	4,898,702	-	-	1,126,714	(3,761,594)	2,264,002
Share issuance	-	-	-	-	-	154,525	2,049,958	-	-	-	-	2,049,958
Contributed capital	-	-	-	-	2,696,442	-	-	-	-	75,000	-	2,771,442
Net loss	-	-	-	-	-	-	-	-	-	-	(788,548)	(788,548)
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(502,745)	-	(502,745)
Reg A share sale costs	-	-	-	-	-	-	-	-	-	-	(516,588)	(516,588)
Dividends	-	-	-	-	-	-	-	-	-	-	(209,969)	(209,969)
Balance as of December 31, 2022	-	-	18,000,000	180	2,696,442	867,728	6,948,660	-	-	698,969	(5,276,699)	5,067,552
Share issuance	21,700	-	-	-	78,500	92,734	1,271,067	-	-	-	-	1,349,567
Contributed capital	-	-	-	-	27,441	-	-	-	-	-	-	27,441
Net income	-	-	-	-	-	-	-	-	-	-	368,518	368,518
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(335,818)	-	(335,818)
Reg A share sale costs	-	-	-	-	-	-	-	-	-	-	(428,292)	(428,292)
Dividends	-	-	-	-	-	-	-	-	-	-	(277,353)	(277,353)
Balance as of June 30, 2023	21,700	$-	18,000,000	$180	$2,802,383	960,462	$8,219,727	-	$-	$363,151	$(5,613,826)	$5,771,615

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Statement of Cash Flows

For the Six Months Ended June 30, 2023 and 2022

UNAUDITED - NO ASSURANCE GIVEN

	2023	2022
Cash Flows from Operating Activities
Net income (loss) before minority interest	$32,700	$(765,663)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	671,043	575,036
Changes in operating assets and liabilities
Accounts receivable	(476,425)	294,667
Inventory	95,590	(182,085)
Prepaid expenses	162,336	6,531
Accounts payable and accrued expenses	157,864	730,570
Other assets	(42,770)	(574)
Net cash provided by operating activities	600,338	658,482

Cash Flows from Investing Activities
Acquisition of operating golf entities	-	-
Purchase of property and equipment	(723,662)	(3,505,230)
Net cash used in investing activities	(723,662)	(3,505,230)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	-
Proceeds from issuance of common stock	78,500	-
Proceeds from issuance of perferred stock	1,271,067	1,468,084
Proceeds from minority interest investor in subsidiary	-	1,212,000
Principal payments of EIDL loans, net of forgiveness	(4,386)	-
Proceeds from notes payable	-	1,125,000
Principal payments on mortgages, equipment loans and leases	(445,259)	(517,644)
Shareholder and related party advances, net	(39,416)	(263,843)
Dividend payments	(277,353)	(151,693)
Reg A and Reg D share sale costs	(428,292)	(466,705)
Net cash provided by (used in) financing activities	154,861	2,405,199
Net Change In Cash and Cash Equivalents	31,537	(441,549)
Cash and Cash Equivalents, Beginning of Period	227,442	674,144
Cash and Cash Equivalents, End of Period	$258,979	$232,595

Noncash Activities:
Minority interest share of subsidiary loss	$335,818	$368,660
Financing Activities:
Conversion of shareholder and related party advances to additional paid-in capital	27,441	-

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidating Balance Sheets

As of June 30, 2023, December 31, 2022 and June 30, 2022

UNAUDITED - NO ASSURANCE GIVEN

		GolfSuites	GolfSuites	GolfSuites					Consolidated
	GolfSuites 1,	Tulsa,	Lubbock,	Baton Rouge,	GolfSuites	GolfSuites			June	December	June
	Inc.	LLC	LLC	LLC	Madison, LLC	Auburn, LLC	Combined	Eliminations	2023	2022	2022
ASSETS
Current assets
Cash and cash equivalents	$21,755	$52,688	$182,536	$2,000	$-	$-	$258,979	$-	$258,979	$227,442	$232,595
Accounts receivable	1,700	251,330	272,836	5,026	-	-	530,892	-	530,892	54,467	91,914
Inventory	-	79,710	82,157	51,496	-	-	213,363	-	213,363	308,953	287,941
Prepaid expenses	-	31,569	35,443	10,329	-	-	77,341	-	77,341	239,677	17,692
Total current assets	23,455	415,297	572,972	68,851	-	-	1,080,575	-	1,080,575	830,539	630,142
Property, plant and equipment, net
Land and building improvements	-	395,907	6,992,099	2,063,266	2,172,095	-	11,623,367	-	11,623,367	11,405,618	9,437,213
Furniture, fixtures and equipment	-	807,956	3,279,005	1,067,165	-	-	5,154,126	-	5,154,126	4,651,583	6,014,514
Construction in progress	-	-	-	-	-	-	-	-	-	-	-
Accumulated depreciation	-	(379,160)	(3,328,926)	(233,185)	-	-	(3,941,271)	-	(3,941,271)	(3,467,538)	(3,035,031)
Property, plant and equipment, net	-	824,703	6,942,178	2,897,246	2,172,095	-	12,836,222	-	12,836,222	12,589,663	12,416,696
Right of use assets, net of accumulated amortization	-	5,691,819	2,051,716	548,166	-	-	8,291,701	-	8,291,701	8,485,641	8,678,343
Other assets
Investment in subsidiaries	6,571,266	-	-	-	-	-	6,571,266	(6,571,266)	-	-	-
Other assets	-	25,000	19,514	-	-	39,390	83,904	-	83,904	41,134	45,439
Advances to GolfSuites, Inc. (parent company)	-	-	-	-	-	-	-	56,857	56,857	-	-
Intercompany advances	(983,781)	1,443,162	(108,508)	(289,297)	(61,576)	-	-	-	-	-	-
Goodwill	-	859,760	889,495	-	-	-	1,749,255	-	1,749,255	1,749,255	1,749,255
Total other assets	5,587,485	2,327,922	800,501	(289,297)	(61,576)	39,390	8,404,425	(6,514,409)	1,890,016	1,790,389	1,794,694
TOTAL ASSETS	$5,610,940	$9,259,741	$10,367,367	$3,224,966	$2,110,519	$39,390	$30,612,923	$(6,514,409)	$24,098,514	$23,696,232	$23,519,875

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$-	$41,673	$169,900	$-	$-	$-	$211,573	$-	$211,573	$396,828	$535,490
Lease liabilities, current portion	-	124,330	83,370	34,033	-	-	241,733	-	241,733	230,216	213,936
Accounts payable and accrued expenses	8,816	1,322,967	327,550	255,153	-	-	1,914,486	-	1,914,486	1,756,622	1,484,946
EIDL loans payable	-	149,000	144,783	-	-	-	293,783	-	293,783	298,169	298,900
Total current liabilities	8,816	1,637,970	725,603	289,186	-	-	2,661,575	-	2,661,575	2,681,835	2,533,272
Non-current liabilities
Notes payable, long-term portion	-	47,539	5,682,993	-	1,125,000	-	6,855,532	-	6,855,532	6,962,402	7,067,028
Lease liabilities, long-term portion	-	5,783,717	2,147,718	627,840	-	-	8,559,275	-	8,559,275	8,723,926	8,843,041
Advances from shareholders of Golfsuites, Inc. (parent company)	250,517	-	-	-	-	-	250,517	-	250,517	260,517	783,317
Advances from GolfSuites, Inc. (parent company)	(56,857)	-	-	-	-	-	(56,857)	56,857	-	-	2,029,215
Total non-current liabilities	193,660	5,831,256	7,830,711	627,840	1,125,000	-	15,608,467	56,857	15,665,324	15,946,845	18,722,601
TOTAL LIABILITIES	202,476	7,469,226	8,556,314	917,026	1,125,000	-	18,270,042	56,857	18,326,899	18,628,680	21,255,873
Equity
Member equity	-	1,790,515	1,811,053	2,307,940	985,519	39,390	6,934,417	(6,934,417)	-	-	-
Common stock, Class A	-	-	-	-	-	-	-	-	-	-	-
Common stock, Class B	180	-	-	-	-	-	180	-	180	180	180
Additional paid-in capital	2,802,383	-	-	-	-	-	2,802,383	-	2,802,383	2,696,442	-
Preferred stock, Class A	8,219,727	-	-	-	-	-	8,219,727	-	8,219,727	6,948,660	4,898,702
Preferred stock, other	-	-	-	-	-	-	-	-	-	-	-
Minority interest in consolidated subsidiaries	-	-	-	-	-	-	-	363,151	363,151	698,969	1,126,714
Retained earnings	(5,613,826)	-	-	-	-	-	(5,613,826)	-	(5,613,826)	(5,276,699)	(3,761,594)
TOTAL EQUITY	5,408,464	1,790,515	1,811,053	2,307,940	985,519	39,390	12,342,881	(6,571,266)	5,771,615	5,067,552	2,264,002
TOTAL LIABILITIES AND EQUITY	$5,610,940	$9,259,741	$10,367,367	$3,224,966	$2,110,519	$39,390	$30,612,923	$(6,514,409)	$24,098,514	$23,696,232	$23,519,875

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc.

Restated Consolidating Statement of Operations

For the Six Months Ended June 30, 2023 and 2022

UNAUDITED - NO ASSURANCE GIVEN

				GolfSuites
	GolfSuites 1,	GolfSuites	GolfSuites	Baton Rouge,	GolfSuites	GolfSuites			Consolidated
	Inc.	Tulsa, LLC	Lubbock, LLC	LLC	Madison, LLC	Auburn, LLC	Combined	Eliminations	2023	2022
Revenues	$-	$2,721,037	$2,232,330	$548,753	$-	$-	$5,502,120	$-	$5,502,120	$4,586,123
Cost of revenues	-	374,100	346,754	91,237	-	-	812,091	-	812,091	719,082
Gross profit	-	2,346,937	1,885,576	457,516	-	-	4,690,029	-	4,690,029	3,867,041
Operating expenses
Advertising and marketing	-	15,696	49,088	46,145	-	-	110,929	-	110,929	50,376
Salaries - Operational	-	740,269	542,153	258,283	-	-	1,540,705	-	1,540,705	1,631,353
Employee benefits and taxes	-	136,087	172,916	52,584	-	-	361,587	-	361,587	306,789
Property lease and affiliated costs	-	62,437	22,000	13,204	-	-	97,641	-	97,641	34,260
Equipment and repairs	-	98,919	51,616	44,430	-	-	194,965	-	194,965	163,641
Gaming, software and license fees	-	83,442	112,504	4,735	-	-	200,681	-	200,681	164,753
Utilities and telephone	-	169,693	126,750	41,852	-	-	338,295	-	338,295	257,814
Credit card fees	-	77,393	62,246	17,907	-	-	157,546	-	157,546	101,794
Insurance	-	121,913	56,620	23,486	-	-	202,019	-	202,019	125,146
Professional fees	10,000	-	19,363	5,400	-	-	34,763	-	34,763	203,460
Property and local taxes	-	108,856	96,600	6,600	-	-	212,056	-	212,056	203,985
Other selling, general and administrative	2,236	200,240	175,848	126,604	-	-	504,928	-	504,928	323,642
Management fees	198,143	-	-	-	-	-	198,143	-	198,143	180,117
Depreciation and amortization	-	159,939	372,857	138,247	-	-	671,043	-	671,043	575,036
Total operating expenses	210,379	1,974,884	1,860,561	779,477	-	-	4,825,301	-	4,825,301	4,322,166
Net operating profit (loss)	(210,379)	372,053	25,015	(321,961)	-	-	(135,272)	-	(135,272)	(455,125)
Income from Covid 19 relief programs
PPP loan forgiveness	-	-	-	-	-	-	-	-	-	-
Employee retention credit	-	225,525	250,022	-	-	-	475,547	-	475,547	-
Total Covid 19 relief programs	-	225,525	250,022	-	-	-	475,547	-	475,547	-
Net income (loss) before other income (expense)	(210,379)	597,578	275,037	(321,961)	-	-	340,275	-	340,275	(455,125)
Other income (expense)
Interest expense	-	(143,922)	(164,129)	(13,857)	-	-	(321,908)	-	(321,908)	(319,014)
Other income	-	14,333	-	-	-	-	14,333	-	14,333	8,476
Net other expense	-	(129,589)	(164,129)	(13,857)	-	-	(307,575)	-	(307,575)	(310,538)
Net income (loss) before income from subsidiaries and minority interest	(210,379)	467,989	110,908	(335,818)	-	-	32,700	-	32,700	(765,663)
Income (loss) from subsidiaries	578,897	-	-	-	-	-	578,897	(578,897)	-	-
Minority interest share of subsidiary loss	-	-	-	-	-	-	-	335,818	335,818	368,660
Net income (loss)	$368,518	$467,989	$110,908	$(335,818)	$-	$-	$611,597	$(243,079)	$368,518	$(397,003)

The accompanying notes are an integral part of these financial statements.

GolfSuites 1, Inc. and Subsidiaries

Notes to Restated Consolidated Financial Statements

As of June 30, 2023

UNAUDITED – NO ASSURANCE GIVEN

NOTE 1 - NATURE OF OPERATIONS

GolfSuites 1, Inc. (which may be referred to as “GS 1”, the “Company”, “we”, “us”, or “our”) is an early-stage company devoted to the development and operation of golf driving range and entertainment centers in the United States. The Company operates under the brand GOLFSUITES. The Company oversees the acquisition of land, zoning, entitlement, design, construction and operation of the existing and planned future facilities.

The Company owns 100% of GolfSuites Tulsa, LLC ("Tulsa") and GolfSuites Lubbock, LLC (“Lubbock”). Tulsa was formerly operated under the FlyingTee brand, but now operates under the GolfSuites brand. Lubbock was formerly operated under the 4ORE! Golf brand, but now operates under 4ORE! Golf-Powered by GolfSuites brand and is in the process of changing its name to GolfSuites Lubbock. GS 1 owns a 50% interest in GolfSuites Baton Rouge, LLC (“Baton Rouge”) along with a joint venture investor who has $1,000,000 invested in Baton Rouge. GS 1 also owns a 50% interest in GolfSuites Madison, LLC (“Madison”) with the same joint venture investor who has $712,000 invested in Madison. Tulsa, Lubbock, and Baton Rouge have been operating for the entirety of 2023, but Madison has been deemed inappropriate for development and its land is currently for sale. Subsequent to June 30, 2023, GS 1 took title to land near Auburn University in Alabama, having formed GolfSuites Auburn, LLC (“Auburn”), and that site is now under development and pre-construction.

GolfSuites has plans now to enter the indoor simulation lounge business, with its first planned facility in downtown St. Petersburg, FL. The Company has entered into a letter-of-intent for a lease on this property, which if consummated will be called “GolfSuites City Club”. This transaction represents a planned nationwide development of similar urban, upscale lounges.

The attached consolidated statement of operations includes the operations of GS 1, Tulsa, and Lubbock. Activity of Baton Rouge, from the start of operations on June 1, 2022, is also included. In that Madison and Auburn did not conduct operations, no revenues or expenses are reflected in the statement of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company has adopted December 31 as the year end for reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, economic downturn, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of June 30, 2023, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking accounts. As of June 30, 2023, GS 1’s consolidated cash balances totaled $258,979.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. Balances due from credit card companies are included in accounts receivable. As of June 30, 2023 accounts receivable included $475,547 related to Employee Retention Credits – see Note 9 for additional details. The Employee Retention Credits were filed for in 2023.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. Depreciation for the six months ended June 30, 2023 and 2022 totaled $343,372 and $363,029 respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of June 30, 2023, December 31, 2022, and June 30, 2022 net property, plant and equipment consisted of the following:

	2023	2022
	June 30	December 31	June 30
By Asset Category:
Land and building improvements	$10,920,309	$10,735,403	$8,787,418
Furniture, fixtures and equipment	5,039,372	4,536,829	5,899,760
Acumulated depreciation	(3,866,975)	(3,408,871)	(2,993,602)
Total	$12,092,706	$11,863,361	$11,693,576

Net Book Value By Entity:
Tulsa	$612,470	$547,362	$595,221
Lubbock	6,596,410	6,844,109	7,105,317
Baton Rouge	2,773,307	2,443,527	2,072,859
Madison	2,110,519	2,028,363	1,920,179
Total	$12,092,706	$11,863,361	$11,693,576

Capitalized Development Costs

The Company has capitalized development fees under contractual agreements with its parent company, GolfSuites. These costs totaled $817,812 as of June 30, 2023 and relate to planning, design and construction oversight; therefore, these costs are capitalized with the cost of construction and / or initial asset acquisition, needed to prepare each facility for the start of operations. These costs are depreciated with the assets to which they relate.

Goodwill

The Company recorded Goodwill related to the acquisition of its Tulsa and Lubbock golf operating entities in 2019 and 2020 respectively. Management has reviewed the amounts recorded as Goodwill in accordance with ASC 350-20-35-3C and has determined that the fair values of Tulsa and Lubbock are greater than carrying values, including Goodwill. Therefore, no impairment losses were recorded for the six months ended June 30, 2023 or 2022. Following is a summary of the Goodwill values for Tulsa and Lubbock.

Tulsa	$859,760
Lubbock	889,495
Total	$1,749,255

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30, 2023 and 2022 the Company had no uncertain tax positions requiring accruals.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Minority Interest

GS 1 and an individual investor are each 50% owners of Baton Rouge and Madison (see Note 1). GS 1 has both managerial and financial control of the entities. Because of this control, Baton Rouge and Madison are included in the consolidated financial statements of GS 1. The managerial control is defined in the operating agreements, which provide for GS 1 to be the sole manager of each entity. The financial interest is the amount of funds invested plus or minus the income or loss allocated to GS 1 and the individual investor. The table below shows these financial interests as of June 30, 2023, December 31, 2022, and June 30, 2022.

	June 30, 2023		December 31, 2022		June 30, 2022
	Investment	%	Investment	%	Investment	%
GS 1	$723,334	66.6%	$2,608,085	78.9%	$1,470,190	56.6%
Individual Investor	363,151	33.4%	698,969	21.1%	1,126,714	43.4%
Total	$1,086,485	100.0%	$3,307,054	100.0%	$2,596,904	100.0%

Revenue Recognition

In 2019, the Company adopted ASC 606, Revenue from Contracts with Customers, as of inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Cost of Revenues

The cost of items sold, including food, beverages and retail items are included in the cost of revenues.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with GAAP, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Development & Management Fees

Pursuant to a Management Services Agreement (“MSA”) that exists between GolfSuites and GS 1, fees for development and management of assets are due and paid from GS 1 to GolfSuites. GS 1 pays 3% of the total cost of new assets acquired or developed as development fees on its facilities to GolfSuites, and it pays 4% of gross operating revenue as management fees to GolfSuites. Management fees are reflected on the GS 1 Statement of Operations – Other income (expense).

Earnings per Share

Earnings per share amounts are calculated based on the weighted-average number of shares of common stock outstanding in each year. The basic loss per share is based only on the weighted-average of common shares outstanding. The diluted loss per share is based on the weighted-average of common shares outstanding plus Class A preferred shares, which are convertible to one share of common stock. In accordance with ASC 260-10-45-11, the income or loss used in the earnings per share calculation is the net income (loss), further reduced by the amount of preferred share dividends, to arrive at the net income (loss) applicable to common shares.

Common and Preferred Share Sales and Affiliated Costs

GS 1 collected $78,500 in common share sales in the six months ended June 30, 2023. Preferred share sales totaled $1,271,067 and $1,468,084 for the six months ended June 30, 2023 and 2022, respectively. The Company paid $428,292 and $466,705 related to those periods, in costs including direct compensation, platform facilitating, marketing, share issuance / administration, and advertising for the sale of such shares. The cost ratio for each of those periods is 31.7% and 31.8%, respectively.

Concentration of Credit Risk

The Company maintains its cash with major financial institutions located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. Management believes the risk of loss is minimal.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that require organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities became effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The Company implemented ASU No. 2016-02 for lease accounting for 2020.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has incurred costs of its start-up operations, capital raising, and seeking to bring operations to positions of profitability. As such, no material tax provision yet exists.

NOTE 4 – NOTES PAYABLE

Notes payable consists of the following debt instruments as of June 30, 2023, December 31, 2022, and June 30, 2022.

	2023	2022
	June 30	December 31	June 30
Note payable bank, due in monthly installments of $3,773 through July 2025, with interest of 5.25%. The note relates to the acquisition of golf ball dispensers in Tulsa, which are security for the note.	$58,934	$92,079	$128,606

Note payable due in monthly installments of $32,170 through August 26, 2023, with interest of 5.85%. The note payable was used to finance the business insurance for Tulsa, Lubbock and Baton Rouge for the current policy year, and is unsecured.	47,706	216,634	-

Note payable bank, due in monthly installments of $33,410 through September 2024, with an interest rate of 4.00%. The note includes a balloon payment due Septembe 30, 2024 and is secured by a mortgage on the Lubbock building.	5,835,465	5,925,517	6,348,912

Note payable mortgage lender, with interest only payments of $12,187.50, at 13% interest. The note matures May 31, 2025 and is secured by the mortgage on the Madison land.	1,125,000	1,125,000	1,125,000

Total notes payable	7,067,105	7,359,230	7,602,518

Current portion of notes payable	211,573	396,828	535,490

Long-term portion of notes payable	$6,855,532	$6,962,402	$7,067,028

As of June 30, 2023, the principal payments due, in each of the next five years, ended June 30, 2023 are:

2024	$211,573
2025	6,855,532
2026	-
2027	-
2028	-
Thereafter	-
Total	$7,067,105

NOTE 5 – RIGHT OF USE ASSETS & CAPITALIZED LEASE OBLIGATIONS

Tulsa, Lubbock and Baton Rouge lease land and/or buildings for each of those operations. In accordance with GAAP, the right of use assets are reflected in the attached balance sheet at the present value of future lease payments, as are the related lease liabilities, over the term of the respective leases.

Lubbock assumed the lease of land, that began prior to acquisition, on August 19, 2020; the present value of future lease payments was recorded at the acquisition date. Baton Rouge entered into a lease for land beginning March 1, 2021. The lease is for five years and Baton Rouge has the option to extend the lease for two additional five year terms. The present value of future lease payments, based on a 15 year lease, was recorded as of the lease inception.

The discount rate used in each of the present value calculations above is 4.000%, the incremental borrowing rate for Tulsa, Lubbock and Baton Rouge. The right of use assets are amortized straight-line over the life of each lease.

The table below provides a summary of the capitalized leases as of June 30, 2023.

	Tulsa	Lubbock	Baton Rouge	Total
Lease end date	07/31/2050	10/31/2038	02/29/2036
Monthly payment	$30,000	$13,525	$2,500	$46,025
Scheduled monthly payment increase	n/a	2% / year on November 1	Increase to $3,300 at 3/1/2022 and to $5,000 at 3/1/2023; then 10% for each Renewal
Asset value at inception or acquisition	$6,304,783	$2,437,633	$649,086	$9,391,502
Accumulated amortization	(612,964)	(385,917)	(100,920)	(1,099,801)
Right of use asset, net at June 30, 2023	$5,691,819	$2,051,716	$548,166	$8,291,701

	Tulsa	Lubbock	Baton Rouge	Total
Principal portion lease obligation payments for the years ending December 31:
2023 - July - December	$62,165	$41,685	$17,017	$120,867
2024	126,838	86,765	34,836	248,439
2025	132,006	93,820	36,254	262,080
2026	137,383	101,233	42,807	281,423
2027	142,980	109,020	45,587	297,587
Thereafter	5,306,675	1,798,565	485,372	7,590,612
Total	$5,908,047	$2,231,088	$661,873	$8,801,008

Total land and building minimum lease payments for the years ending December 31:
2023	$360,000	$169,422	$56,600	$586,022
2024	360,000	172,811	60,000	592,811
2025	360,000	176,267	60,000	596,267
2026	360,000	179,792	65,000	604,792
2027	360,000	183,388	66,000	609,388
Five year total	$1,800,000	$881,680	$307,600	$2,989,280

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company has one lawsuit filed against it for a total of $78,517 plus accrued interest, by a shareholder of GolfSuites. This amount is guaranteed to the shareholder by the Company’s chairman and another major shareholder of GolfSuites. The chairman and the other shareholder have issued an indemnification to the Company for full payment of this obligation. The balance is included in Advances from Shareholders of GolfSuites, Inc., reflected on the balance sheet.

Tulsa is in dispute with its facility owner as to lease obligations due. While the Company acknowledges that sums are due the facility owner, no final amount has been agreed to by the parties. Included in accounts payable and accrued liabilities is the Company’s estimate of the amount owed to the facilities owner. The Company continues to make the required current monthly payments under the lease. No litigation has been filed by the facility owner and the Company continues its discourse with the owner in efforts to come to a final settlement agreement.

NOTE 7 – EQUITY

The Company has authorized 132,000,000 shares of Class A common stock and 18,000,000 of Class B common stock, each with a par value of $0.00001 per share. As of June 30, 2023 there were 21,700 shares of Class A common stock issued and outstanding; all Class B common stock is issued, outstanding, and held by GolfSuites, the Company’s parent company. In 2022 and the six months ended June 30, 2023, GolfSuites contributed $2,696,442 and $27,441 to GS 1 that is shown in the balance sheet as Additional Paid-in Capital. In addition, the Company has authorized 10,000,000 shares of Class A preferred stock and 40,000,000 of other preferred stock. As of June 30, 2023, 960,462 shares of Class A preferred stock have been issued, are outstanding, and no other preferred stock is issued or outstanding. Class A preferred stock is convertible into Class A common stock. See the Consolidated Statement of Stockholders’ Equity (Deficit) for details of activity for each equity component.

Class A common stockholders are entitled to a single vote per share and have equal dividend and liquidation preferences as Class B common stockholders. Class B common stockholders have five votes per share and shares of Class B common stock can be converted into shares of Class A common stock at the option of the holder. Class A preferred stockholders are entitled to a single vote per share and to an 8 percent annual dividend, which will accrue if funds are not legally available to distribute, in addition to a liquidation preference. Shares of Class A preferred stock can be converted into shares of Class A common stock at the option of the holder and shares will be automatically converted in the event of a qualified public offering, as defined in the certificate of incorporation, as amended.

NOTE 8 – RELATED PARY TRANSACTIONS

The Company has received working capital from its parent entity to cover expenses and costs while preparing for the securities offering. The total of these previously advanced funds was converted to Additional Paid-in Capital in 2022 and the six months ended June 30, 2023 (see Note 7 – Equity, above). In addition, the Company received advances from shareholders of the parent entity. The balance of these parent entity shareholder advances totaled $250,517, $260,517 and $783,317 respectively, as of June 30, 2023, December 31, 2022, and June 30, 2022. These advances are recorded as liabilities of the Company. The Company makes monthly 12% interest payments on these advances which mature December 31, 2024.

NOTE 9 – PPP LOAN FORGIVENESS & EMPLOYEE RETENTION CREDITS

Employee Retention Credits

Tulsa and Lubbock qualified for employee retention credits related to employee payroll taxes for 2020 and 2021. Claims for refund were filed with the IRS in 2023. Following is a summary of the income recognized for employee retention credits which were also included in accounts receivable at June 30, 2023.

Tulsa	$225,525
Lubbock	250,022
Total	$475,547

NOTE 10 – GOING CONCERN

These financial statements are prepared on a going concern basis.

However, if the Company is unable to raise new capital through a proposed Reg A filing, which allows for a 3-year capital raising window, there will be significant doubt about the Company’s ability to continue as a going concern. Conditions leading to this disclosure include: the Company is in the start-up phase, as it seeks to add new locations and expand existing operations, and the occurrence of the Covid 19 epidemic during the Company’s start-up phase, and the resulting negative impact on all types of restaurant and entertainment businesses.

Management expects to raise a minimum of $15,000,000 through the new Reg A filing and believes those funds will provide for the addition of new locations, additional working capital, and for repayment of various related party advances that have been used to fund operations to date.

NOTE 11 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Background

The GS 1 consolidated financial statements as of June 30, 2023 and 2022, and for the six months then ended, have been restated for misstatements, errors, and omissions in the originally issued statements. The following detail summarizes the misstatements, errors, and omissions and the impact on the previously issued financial statements. Following the descriptions of the misstatements, several tables are presented that show a comparison of the restated and originally issued financial statements.

Nature of Cost of Revenues

The originally issued statements did not include a description of the nature of the cost of revenues. A note has been added to footnote 2 which describes the items included in the cost of revenues. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Depreciation and Amortization

Depreciation and amortization was included in the other income (expense) section of the consolidated statement of operations, as originally issued. Those expenses have now been reclassified and properly included in operating expenses. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Management Fees

Management fees were eliminated in error from the financial statements as originally issued. This error is corrected in the restated financial statements, and management fees are reflected as expenses. Management fees totaled $198,143 and $180,117 for the six months ended June 30, 2023 and 2022, respectively.

Capitalized Development Fees

These capitalized costs were originally reported as a separate line item on the balance sheet and were not depreciated. Footnote 2 includes an updated description of these capitalized fees including the reclassification of the costs to the property, plant and equipment line items to which they relate, and the costs are now being depreciated over the lives of the fixed assets to which they relate. Following is a summary of the costs and depreciation related to capitalized development fees.

	As of and for the Six Months Ended June 30,
	2023	2022
Costs reclassified from capitalized development fees to property, plant and equipment	$817,812	$764,549

Depreciation expense related to capitalized development fees	15,629	14,023

Year-end net book value of capitalized development fees	743,516	723,120

Related Party Advances Converted to Additional Paid-In Capital

The cash flows from financing activities section of the consolidated statement of cash flows originally reported cash inflows from capital contributed, offset by outflows in the line for related party advances. These statements remove that activity related to the $27,441 converted to additional paid-in capital in 2023. A non-cash disclosure has now been added to the consolidated statement of cash flows. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Minority Interest in Consolidated Subsidiaries

GS 1 has financial and managerial control of two operating subsidiaries. An investor in each of those subsidiaries in an individual. A note has now been included in footnote 2 which details management by GS 1 and its investment in the subsidiaries compared to the investor. Previously, the minority interest in consolidated subsidiaries was included in the consolidated balance sheet as a line item between liabilities and equity. That item has now been reclassified and shown in the equity section of the consolidated balance sheet and is also reported on the Statement of Stockholders’ Equity.

Management Fees

The management fees discussed in footnote 2 were originally classified as other income (expense) in the consolidated statement of operations. Those expenses have been reclassified, and are now included in operating expenses. This change has no impact on the previously reported consolidated net income or loss.

Dividends on Preferred Stock

The dividends paid to preferred stockholders were not included in the earnings per share calculations in the previously issued financial statements. The earnings per share note, in footnote 2, has been updated to reflect that the dividends on preferred stock are now included in the calculation of earnings per share. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Operating Cash Flows in the Consolidated Statement of Cash Flows

The operating cash flow section originally began with the net loss, and subsequently, the minority interest share of subsidiary loss was subtracted as one of the reconciling items to arrive at net cash provided by operating activities. In accordance with ASC 230, the operating cash flow section now begins with net income (loss) before minority interest, and the minority interest share of subsidiary loss has been removed from the reconciliation of net cash provided by operating activities. This change has no impact on the net cash provided by operating activities nor the overall net cash flow. The minority interest share of subsidiary loss has been added as a noncash activities’ disclosure at the bottom of the consolidated statement of cash flows.

Notes Payable and Related Party Footnotes

The notes to the originally issued statements did not include descriptions of the rates and terms of the various note and related party payables. Note 4 and Note 8, above, have been updated to provide the details on the various arrangements. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Going Concern Footnote

The original going concern footnote did not include all required disclosures. Footnote 10, above, has been updated to provide the disclosures required by ASC 205-40-50-13 and 14. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Consolidated Financial Statements After Restatement Compared to Originally Issued Statements

The following consolidated financial statements show the various line item balances after the restatements detailed above, compared to the balances originally reported. Please note that the line item descriptions have been summarized – see the various restated consolidated financial statements for the complete descriptions.

Consolidated Balance Sheets

	June 30, 2023			June 30, 2022
	Restated	Original	Correction	Restated	Original	Correction
ASSETS
Current assets
Cash	$258,979	$258,979	$-	$232,595	$232,595	$-
Accounts receivable	530,892	530,892	-	91,914	91,914	-
Inventory	213,363	213,363	-	287,941	287,941	-
Prepaid expenses	77,341	77,341	-	17,692	17,692	-
Total current assets	1,080,575	1,080,575	-	630,142	630,142	-
PP&E, net
Land and building	11,623,367	10,920,309	703,058	9,437,213	8,787,418	649,795
FF&E	5,154,126	5,039,372	114,754	6,014,514	5,899,760	114,754
Construction in progress	-	-	-	-	-	-
Accumulated depreciation	(3,941,271)	(3,866,975)	(74,296)	(3,035,031)	(2,993,602)	(41,429)
PP&E, net	12,836,222	12,092,706	743,516	12,416,696	11,693,576	723,120
Right of use assets, net	8,291,701	8,291,701	-	8,678,343	8,678,343	-
Other assets
Capitalized development cost	-	817,812	(817,812)	-	764,549	(764,549)
Other assets	83,904	83,904	-	45,439	45,439	-
Advances-GS	56,857	255,000	(198,143)	-	-	-
Goodwill	1,749,255	1,749,255	-	1,749,255	1,749,255	-
Total other assets	1,890,016	2,905,971	(1,015,955)	1,794,694	2,559,243	(764,549)
TOTAL ASSETS	$24,098,514	$24,370,953	$(272,439)	$23,519,875	$23,561,304	$(41,429)

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable	$211,573	$211,573	$-	$535,490	$535,490	$-
Lease liabilities	241,733	241,733	-	213,936	213,936	-
AP and accruals	1,914,486	1,914,486	-	1,484,946	1,484,946	-
EIDL loans payable	293,783	293,783	-	298,900	298,900	-
Total current liabilities	2,661,575	2,661,575	-	2,533,272	2,533,272	-
Non-current liabilities
Notes payable	6,855,532	6,855,532	-	7,067,028	7,067,028	-
Lease liabilities	8,559,275	8,559,275	-	8,843,041	8,843,041	-
Advances-GS shareholders	250,517	250,517	-	783,317	783,317	-
Advances-GS	-	-	-	2,029,215	1,849,098	180,117
Total non-current liabilities	15,665,324	15,665,324	-	18,722,601	18,542,484	180,117
TOTAL LIABILITIES	18,326,899	18,326,899	-	21,255,873	21,075,756	180,117
MINORITY INTEREST	-	368,933	(368,933)	-	1,126,714	(1,126,714)
Stockholders' equity
Common stock, Class A	-	-	-	-	-	-
Common stock, Class B	180	180	-	180	180	-
Additional Paid-In Capital	2,802,383	2,802,383	-	-	-	-
Preferred stock, Class A	8,219,727	8,219,727	-	4,898,702	4,898,702	-
Preferred stock, Other	-	-	-	-	-	-
Minority interest	363,151	-	363,151	1,126,714	-	1,126,714
Retained earnings	(5,613,826)	(5,347,169)	(266,657)	(3,761,594)	(3,540,048)	(221,546)
TOTAL EQUITY	5,771,615	5,675,121	96,494	2,264,002	1,358,834	905,168
TOTAL LIABILITIES AND EQUITY	$24,098,514	$24,370,953	$(272,439)	$23,519,875	$23,561,304	$(41,429)

Consolidated Statement of Operations

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Restated	Original	Correction	Restated	Original	Correction
Revenues	$5,502,120	$5,502,120	$-	$4,586,123	$4,586,123	$-
Cost of revenues	812,091	812,091	-	719,082	719,082	-
Gross profit	4,690,029	4,690,029	-	3,867,041	3,867,041	-
Operating expenses
Advertising and marketing	110,929	110,929	-	50,376	50,376	-
Salaries - operational	1,540,705	1,540,705	-	1,631,353	1,631,353	-
Employee benefits and taxes	361,587	361,587	-	306,789	306,789	-
Property lease and affiliated	97,641	97,641	-	34,260	34,260	-
Equipment and repairs	194,965	194,965	-	163,641	163,641	-
Gaming, software and license	200,681	200,681	-	164,753	164,753	-
Utilities and telephone	338,295	338,295	-	257,814	257,814	-
Credit card fees	157,546	157,546	-	101,794	101,794	-
Insurance	202,019	202,019	-	125,146	125,146	-
Professional fees	34,763	34,763	-	203,460	203,460	-
Property and local taxes	212,056	212,056	-	203,985	203,985	-
Other selling, general and adm	504,928	504,928	-	323,642	323,642	-
Management fees	198,143	-	198,143	180,117	-	180,117
Depreciation and amortization	671,043	-	671,043	575,036	-	575,036
Total operating expenses	4,825,301	3,956,115	869,186	4,322,166	3,567,013	755,153
Net operating profit (loss)	(135,272)	733,914	(869,186)	(455,125)	300,028	(755,153)
Income from Covid 19 relief programs
PPP loan forgiveness	-	-	-	-	-	-
Employee retention credit	475,547	475,547	-	-	-	-
Total Covid 19 relief programs	475,547	475,547	-	-	-	-
Net income before other	340,275	1,209,461	(869,186)	(455,125)	300,028	(755,153)
Other income (expense)
Depreciation and amortization	-	(655,414)	655,414	-	(561,013)	561,013
Interest expense	(321,908)	(321,908)	-	(319,014)	(319,014)	-
Management fees	-	-	-	-	-	-
Other income	14,333	14,333	-	8,476	8,475	1
Net other expense	(307,575)	(962,989)	655,414	(310,538)	(871,552)	561,014
Net loss before minority interest	32,700	246,472	(213,772)	(765,663)	(571,524)	(194,139)
Minority interest share of sub loss	335,818	333,891	1,927	368,660	368,661	(1)
Net income (loss)	368,518	580,363	(211,845)	(397,003)	(202,863)	(194,140)
Dividends on preferred stock	(277,353)	-	(277,353)	(151,693)	-	(151,693)
Net loss - common stockholders	$91,165	$580,363	$(489,198)	$(548,696)	$(202,863)	$(345,833)

Basic loss per common share	$0.00506	$0.03222	$(0.02716)	$(0.03048)	$(0.01127)	$(0.01921)
Diluted loss per common share	$0.00482	$0.03067	$(0.02585)	$(0.02939)	$(0.01087)	$(0.01852)

Weighted avg common shares	18,010,850	18,010,850	-	18,000,000	18,000,000	-
Weighted avg diluted shares	18,924,945	18,924,945	-	18,670,028	18,670,028	-

Consolidated Statement of Stockholders’ Equity (Deficit)

	June 30, 2023			June 30, 2022
	Restated	Original	Correction	Restated	Original	Correction
Common Stock, Class A
Shares	21,700	21,700	-	-	-	-
$ Value	$-	$-	$-	$-	$-	$-
Common Stock, Class B
Shares	18,000,000	18,000,000	-	18,000,000	18,000,000	-
$ Value	$180	$180	$-	$180	$180	$-
Additional Paid-In Capital	$2,802,383	$2,802,383	$-	$-	$-	$-
Preferred Stock, Class A
Shares	960,462	960,462	-	713,203	713,203	-
$ Value	$8,219,727	$8,219,727	$-	$4,898,702	$4,898,702	$-
Preferred Stock, Other
Shares	-	-	-	-	-	-
$ Value	$-	$-	$-	$-	$-	$-
Minority Interest In Consolidated Subsidiaries	$363,151	$-	$363,151	$1,126,714	$-	$1,126,714
Retained Earnings, Net of Dividends	$(5,613,826)	$(5,347,169)	$(266,657)	$(3,761,594)	$(3,540,048)	$(221,546)
Total Stockholders' Equity	$5,771,615	$5,675,121	$96,494	$2,264,002	$1,358,834	$905,168

Consolidated Statement of Cash Flows

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Restated	Original	Correction	Restated	Original	Correction
Cash Flows from Operating
Net income (loss) before minority int	$32,700	$-	$32,700	$(765,663)	$-	$(765,663)
Net loss	-	580,363	(580,363)	-	(202,863)	202,863
Adjustments to reconcile:
Minority interest	-	(333,891)	333,891	-	(368,660)	368,660
Depreciation and amortization	671,043	655,414	15,629	575,036	561,013	14,023
Asset and liability changes:
Accounts receivable	(476,425)	(476,425)	-	294,667	294,667	-
Inventory	95,590	95,590	-	(182,085)	(182,085)	-
Prepaid expenses	162,336	162,336	-	6,531	6,531	-
AP and accruals	157,864	157,864	-	730,570	730,570	-
Other assets	(42,770)	(42,770)	-	(574)	(574)	-
Net cash flow - operating	600,338	798,481	(198,143)	658,482	838,599	(180,117)
Cash Flows from Investing
Acquisition of golf entities	-	-	-	-	-	-
Purchase of property	(723,662)	(690,819)	(32,843)	(3,505,230)	(3,406,895)	(98,335)
Capitalized development cost	-	(32,843)	32,843	-	(98,335)	98,335
Net cash flow - investing	(723,662)	(723,662)	-	(3,505,230)	(3,505,230)	-
Cash Flows from Financing
Issuance of common stock	78,500	78,500	-	-	-	-
Capital contribution	-	27,441	(27,441)	-	-	-
Issuance of perferred stock	1,271,067	1,271,067	-	1,468,084	1,468,084	-
Minority interest investment	-	-	-	1,212,000	1,212,000	-
PPP and EIDL loans, net	(4,386)	(4,386)	-	-	-	-
Proceeds net of principal paid	(445,259)	(445,259)	-	607,356	607,356	-
Advances, net	(39,416)	(265,000)	225,584	(263,843)	(443,960)	180,117
Dividend payments	(277,353)	(277,353)	-	(151,693)	(151,693)	-
Reg A and Reg D	(428,292)	(428,292)	-	(466,705)	(466,705)	-
Net cash flow - financing	154,861	(43,282)	198,143	2,405,199	2,225,082	180,117
Net Change In Cash	31,537	31,537	-	(441,549)	(441,549)	-
Cash, Beginning	227,442	227,442	-	674,144	674,144	-
Cash, Ending	$258,979	$258,979	$-	$232,595	$232,595	$-

Noncash Activities:
Minority interest share of income (loss)	$335,818	$-	$335,818	$368,660	$-	$368,660
Financing Activities:
Conversion of shareholder and related party advances to additional paid-in capital	27,441	-	27,441	-	-	-

NOTE 12 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through the date these financial statements were issued. Based on this evaluation, no other material subsequent events were identified which would require adjustment or disclosure in the financial statements as of June 30, 2023.

GolfSuites 1, Inc.

and Subsidiaries

Restated Consolidated Financial Statements

As of, and for the Years Ended December 31, 2022 and 2021

INDEPENDENT AUDITOR’S REPORT

To:	Board of Directors, Golfsuites 1, Inc.

Re:	2022 Restated Consolidated Financial Statement audit

We have audited the accompanying restated consolidated financial statements of Golfsuites 1, Inc. and subsidiaries (the “Company”), which comprise the restated balance sheet as of December 31, 2022 and 2021, and the related restated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the calendar year periods ended 2022 and 2021, and the related notes to such restated consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations, shareholder equity and its cash flows for the calendar years ended 2022 and 2021 and are in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the restated consolidated financial statements the consolidated financial statements as of, and for the years ended December 31, 2022 and 2021 have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

F-25

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

/s/ IndigoSpire CPA Group, LLC

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 25, 2023, except for Note 11, for which the date is January 29, 2023

F-26

GolfSuites 1, Inc.

and Subsidiaries

Restated Consolidated Financial Statements

As of, and for the Years Ended December 31, 2022 and 2021

F-27

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Balance Sheets

As of December 31, 2022 and 2021

	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$227,442	$674,144
Accounts receivable	54,467	386,581
Inventory	308,953	105,856
Prepaid expenses	239,677	24,223
Total current assets	830,539	1,190,804
Property, plant and equipment, net
Land and building improvements	11,405,618	7,418,699
Furniture, fixtures and equipment	4,651,583	3,857,618
Construction in progress	-	650,241
Accumulated depreciation	(3,467,538)	(2,657,979)
Property, plant and equipment, net	12,589,663	9,268,579
Right of use assets, net of accumulated amortization	8,485,641	8,896,265
Other assets
Other assets	41,134	44,865
Goodwill	1,749,255	1,749,255
Total other assets	1,790,389	1,794,120
TOTAL ASSETS	$23,696,232	$21,149,768

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$396,828	$852,030
Lease liabilities, current portion	230,216	201,506
Accounts payable and accrued expenses	1,756,622	754,375
EIDL loans payable	298,169	298,900
Total current liabilities	2,681,835	2,106,811
Non-current liabilities
Notes payable, long-term portion	6,962,402	6,044,462
Lease liabilities, long-term portion	8,723,926	8,954,141
Advances from shareholders of Golfsuites, Inc. (parent company)	260,517	933,317
Advances from GolfSuites, Inc. (parent company)	-	2,143,058
Total non-current liabilities	15,946,845	18,074,978
TOTAL LIABILITIES	18,628,680	20,181,789
Stockholders' equity
Common stock, Class A: 132,000,000 shares authorized, $0.00001 par, no shares issued and outstanding	-	-
Common stock, Class B: 18,000,000 shares authorized, $0.00001 par, 18,000,000 shares issued and outstanding	180	180
Additional Paid-In Capital	2,696,442	-
Preferred stock, Class A: 10,000,000 shares authorized, 867,728 and 540,503 shares issued and outstanding, respectively	6,948,660	3,430,618
Preferred stock, Other: 40,000,000 shares authorized, no shares issued and outstanding	-	-
Minority interest in consolidated subsidiaries	698,969	283,374
Retained earnings	(5,276,699)	(2,746,193)
TOTAL EQUITY	5,067,552	967,979
TOTAL LIABILITIES AND EQUITY	$23,696,232	$21,149,768

The accompanying notes are an integral part of these financial statements.

F-28

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Statement of Operations

For the Years Ended December 31, 2022 and 2021

	2022	2021
Revenues	$9,071,791	$8,853,965
Cost of revenues	1,469,968	1,246,701
Gross profit	7,601,823	7,607,264
Operating expenses
Advertising and marketing	162,773	42,078
Salaries - operational	3,309,450	3,083,564
Employee benefits and taxes	617,387	576,154
Property lease and affiliated costs	89,106	90,550
Equipment and repairs	403,639	177,893
Gaming, software and license fees	335,229	315,060
Utilities and telephone	562,083	369,384
Credit card fees	214,679	240,301
Insurance	311,292	310,950
Professional fees	294,241	232,397
Property and local taxes	405,816	387,946
Other selling, general and administrative	784,651	601,577
Management fees	344,533	667,036
Depreciation and amortization	1,199,931	1,131,602
Total operating expenses	9,034,810	8,226,492
Net operating profit (loss)	(1,432,987)	(619,228)
Income from Covid 19 relief programs
PPP loan forgiveness	-	1,073,100
Employee retention credit	-	331,756
Total Covid 19 relief programs	-	1,404,856
Net income before other income (expense)	(1,432,987)	785,628
Other income (expense)
Interest expense	(633,886)	(644,222)
Reg A share sale costs	(983,293)	(985,742)
Other income	9,917	2,614
Net other expense	(1,607,262)	(1,627,350)
Net loss before minority interest	(3,040,249)	(841,722)
Minority interest share of subsidiary loss	871,405	116,626
Net loss	(2,168,844)	(725,096)
Dividends on preferred stock	(361,662)	(133,968)
Net loss applicable to common stockholders	$(2,530,506)	$(859,064)

Basic loss per common share	$(0.14058)	$(0.04773)
Diluted loss per common share	$(0.13526)	$(0.04677)

Weighted average common shares	18,000,000	18,000,000
Weighted average diluted common shares	18,708,659	18,367,945

The accompanying notes are an integral part of these financial statements.

F-29

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Statement of Stockholders' Equity (Deficit)

For the Years Ended December 31, 2022 and 2021

										Minority
	Common Stock				Additional	Preferred Stock				Interest In	Retained	Total
	Class A		Class B		Paid-In	Class A		Other		Consolidated	Earnings, Net	Stockholders'
	Shares	Value	Shares	Value	Capital	Shares	Value	Shares	Value	Subsidiaries	of Dividends	Equity
Balance as of December 31, 2020	-	$-	18,000,000	$180	$-	274,742	$1,304,534	-	$-	$-	$(1,887,129)	$(582,415)
Share issuance and contributed capital	-	-	-	-	-	265,761	2,126,084	-	-	400,000	-	2,526,084
Net income	-	-	-	-	-	-	-	-	-	-	(725,096)	(725,096)
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(116,626)	-	(116,626)
Dividends	-	-	-	-	-	-	-	-	-	-	(133,968)	(133,968)
Balance as of December 31, 2021	-	-	18,000,000	180	-	540,503	3,430,618	-	-	283,374	(2,746,193)	967,979
Share issuance and contributed capital	-	-	-	-	2,696,442	327,225	3,518,042	-	-	1,287,000	-	7,501,484
Net loss	-	-	-	-	-	-	-	-	-	-	(2,168,844)	(2,168,844)
Minority interest in loss of consolidated subsidiaries	-	-	-	-	-	-	-	-	-	(871,405)	-	(871,405)
Dividends	-	-	-	-	-	-	-	-	-	-	(361,662)	(361,662)
Balance as of December 31, 2022	-	$-	18,000,000	$180	$2,696,442	867,728	$6,948,660	-	$-	$698,969	$(5,276,699)	$5,067,552

The accompanying notes are an integral part of these financial statements.

F-30

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidated Statement of Cash Flows

For the Years Ended December 31, 2022 and 2021

	2022	2021
Cash Flows from Operating Activities
Net loss before minority interest	$(3,040,249)	$(841,722)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,199,931	1,131,602
Changes in operating assets and liabilities
Accounts receivable	332,114	(322,147)
Inventory	(203,097)	(17,570)
Prepaid expenses	(215,454)	(22,510)
Accounts payable and accrued expenses	1,002,247	(529,451)
Other assets	3,731	(1,778)
Reg A and Reg D share sale costs	983,293	985,742
Net cash provided by operating activities	62,516	382,166

Cash Flows from Investing Activities
Acquisition of operating golf entities	-	-
Purchase of property and equipment	(4,110,391)	(2,215,996)
Net cash used in investing activities	(4,110,391)	(2,215,996)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	-
Proceeds from issuance of perferred stock	3,518,042	2,126,084
Proceeds from minority interest investor in subsidiary	1,287,000	400,000
Proceeds from (payments on) PPP and EIDL loans, net of forgiveness	(731)	149,000
Proceeds net of principal payments on mortgages, equipment loans and leases	261,233	142,462
Shareholder and related party advances, net	(119,416)	271,619
Dividend payments	(361,662)	(133,968)
Reg A and Reg D share sale costs	(983,293)	(985,742)
Net cash provided by financing activities	3,601,173	1,969,455
Net Change In Cash and Cash Equivalents	(446,702)	135,625
Cash and Cash Equivalents, Beginning of Period	674,144	538,519
Cash and Cash Equivalents, End of Period	$227,442	$674,144

Noncash Activities:
Minority interest share of subsidiary loss	$871,405	$116,626
Financing Activities:
Conversion of shareholder and related party advances to additional paid-in capital	2,696,442	-

The accompanying notes are an integral part of these financial statements.

F-31

GolfSuites 1, Inc. and Subsidiaries

Restated Consolidating Balance Sheets

As of December 31, 2022 and 2021

				GolfSuites
	GolfSuites 1,	GolfSuites	GolfSuites	Baton Rouge,	GolfSuites			Consolidated
	Inc.	Tulsa, LLC	Lubbock, LLC	LLC	Madison, LLC	Combined	Eliminations	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$37,408	$25,765	$161,158	$3,111	$-	$227,442	$-	$227,442	$674,144
Accounts receivable	1,700	22,830	23,713	6,224	-	54,467	-	54,467	386,581
Inventory	-	97,812	120,906	90,235	-	308,953	-	308,953	105,856
Prepaid expenses	-	126,276	79,586	33,815	-	239,677	-	239,677	24,223
Total current assets	39,108	272,683	385,363	133,385	-	830,539	-	830,539	1,190,804
Property, plant and equipment, net
Land and building improvements	-	395,907	6,992,099	1,927,673	2,089,939	11,405,618	-	11,405,618	7,418,699
Furniture, fixtures and equipment	-	692,178	3,234,002	725,403	-	4,651,583	-	4,651,583	3,857,618
Construction in progress	-	-	-	-	-	-	-	-	650,241
Accumulated depreciation	-	(324,301)	(3,026,711)	(116,526)	-	(3,467,538)	-	(3,467,538)	(2,657,979)
Property, plant and equipment, net	-	763,784	7,199,390	2,536,550	2,089,939	12,589,663	-	12,589,663	9,268,579
Right of use assets, net of accumulated amortization	-	5,796,899	2,118,988	569,754	-	8,485,641	-	8,485,641	8,896,265
Other assets
Investment in subsidiaries	5,472,302	-	-	-	-	5,472,302	(5,472,302)	-	-
Other assets	-	25,000	16,134	-	-	41,134	-	41,134	44,865
Intercompany advances	(873,493)	1,186,019	(154,072)	(96,878)	(61,576)	-	-	-	-
Goodwill	-	859,760	889,495	-	-	1,749,255	-	1,749,255	1,749,255
Total other assets	4,598,809	2,070,779	751,557	(96,878)	(61,576)	7,262,691	(5,472,302)	1,790,389	1,794,120
TOTAL ASSETS	$4,637,917	$8,904,145	$10,455,298	$3,142,811	$2,028,363	$29,168,534	$(5,472,302)	$23,696,232	$21,149,768

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable, current portion	$-	$144,582	$226,439	$25,807	$-	$396,828	$-	$396,828	$852,030
Lease liabilities, current portion	-	121,871	80,052	28,293	-	230,216	-	230,216	201,506
Accounts payable and accrued expenses	8,817	1,210,778	340,318	196,709	-	1,756,622	-	1,756,622	754,375
EIDL loans payable	-	149,000	149,169	-	-	298,169	-	298,169	298,900
Total current liabilities	8,817	1,626,231	795,978	250,809	-	2,681,835	-	2,681,835	2,106,811
Non-current liabilities
Notes payable, long-term portion	-	68,612	5,768,790	-	1,125,000	6,962,402	-	6,962,402	6,044,462
Lease liabilities, long-term portion	-	5,886,777	2,190,384	646,765	-	8,723,926	-	8,723,926	8,954,141
Advances from shareholders of Golfsuites, Inc. (parent company)	260,517	-	-	-	-	260,517	-	260,517	933,317
Advances from GolfSuites, Inc. (parent company)	-	-	-	-	-	-	-	-	2,143,058
Total non-current liabilities	260,517	5,955,389	7,959,174	646,765	1,125,000	15,946,845	-	15,946,845	18,074,978
TOTAL LIABILITIES	269,334	7,581,620	8,755,152	897,574	1,125,000	18,628,680	-	18,628,680	20,181,789
Equity
Member equity	-	1,322,525	1,700,146	2,245,237	903,363	6,171,271	(6,171,271)	-	-
Common stock, Class A	-	-	-	-	-	-	-	-	-
Common stock, Class B	180	-	-	-	-	180	-	180	180
Additional paid-in capital	2,696,442	-	-	-	-	2,696,442	-	2,696,442	-
Preferred stock, Class A	6,948,660	-	-	-	-	6,948,660	-	6,948,660	3,430,618
Preferred stock, other	-	-	-	-	-	-	-	-	-
Minority interest in consolidated subsidiaries	-	-	-	-	-	-	698,969	698,969	283,374
Retained earnings	(5,276,699)	-	-	-	-	(5,276,699)	-	(5,276,699)	(2,746,193)
TOTAL EQUITY	4,368,583	1,322,525	1,700,146	2,245,237	903,363	10,539,854	(5,472,302)	5,067,552	967,979
TOTAL LIABILITIES AND EQUITY	$4,637,917	$8,904,145	$10,455,298	$3,142,811	$2,028,363	$29,168,534	$(5,472,302)	$23,696,232	$21,149,768

The accompanying notes are an integral part of these financial statements.

F-32

GolfSuites 1, Inc.

Restated Consolidating Statement of Operations

For the Years Ended December 31, 2022 and 2021

				GolfSuites
	GolfSuites 1,	GolfSuites	GolfSuites	Baton Rouge,	GolfSuites			Consolidated
	Inc.	Tulsa, LLC	Lubbock, LLC	LLC	Madison, LLC	Combined	Eliminations	2022	2021
Revenues	$-	$4,372,846	$4,240,520	$458,425	$-	$9,071,791	$-	$9,071,791	$8,853,965
Cost of revenues	-	714,510	643,880	111,578	-	1,469,968	-	1,469,968	1,246,701
Gross profit	-	3,658,336	3,596,640	346,847	-	7,601,823	-	7,601,823	7,607,264
Operating expenses
Advertising and marketing	-	35,189	64,153	63,431	-	162,773	-	162,773	42,078
Salaries - Operational	-	1,513,967	1,294,360	501,123	-	3,309,450	-	3,309,450	3,083,564
Employee benefits and taxes	-	259,769	299,280	58,338	-	617,387	-	617,387	576,154
Property lease and affiliated costs	-	22,899	48,369	17,838	-	89,106	-	89,106	90,550
Equipment and repairs	-	205,624	126,102	71,913	-	403,639	-	403,639	177,893
Gaming, software and license fees	-	136,916	191,537	6,776	-	335,229	-	335,229	315,060
Utilities and telephone	-	273,224	233,143	55,716	-	562,083	-	562,083	369,384
Credit card fees	-	105,426	97,851	11,402	-	214,679	-	214,679	240,301
Insurance	-	180,160	83,152	47,980	-	311,292	-	311,292	310,950
Professional fees	250,161	12,506	29,003	2,571	-	294,241	-	294,241	232,397
Property and local taxes	900	205,116	193,200	6,600	-	405,816	-	405,816	387,946
Other selling, general and administrative	1,992	307,599	286,777	188,283	-	784,651	-	784,651	601,577
Management fees	344,533	-	-	-	-	344,533	-	344,533	667,036
Depreciation and amortization	-	324,768	716,698	158,465	-	1,199,931	-	1,199,931	1,131,602
Total operating expenses	597,586	3,583,163	3,663,625	1,190,436	-	9,034,810	-	9,034,810	8,226,492
Net operating profit (loss)	(597,586)	75,173	(66,985)	(843,589)	-	(1,432,987)	-	(1,432,987)	(619,228)
Income from Covid 19 relief programs
PPP loan forgiveness	-	-	-	-	-	-	-	-	1,073,100
Employee retention credit	-	-	-	-	-	-	-	-	331,756
Total Covid 19 relief programs	-	-	-	-	-	-	-	-	1,404,856
Net income (loss) before other income (expense)	(597,586)	75,173	(66,985)	(843,589)	-	(1,432,987)	-	(1,432,987)	785,628
Other income (expense)
Interest expense	-	(252,586)	(353,484)	(27,816)	-	(633,886)	-	(633,886)	(644,222)
Reg A share sale costs	(983,293)	-	-	-	-	(983,293)	-	(983,293)	(985,742)
Other income	-	9,917	-	-	-	9,917	-	9,917	2,614
Net other expense	(983,293)	(242,669)	(353,484)	(27,816)	-	(1,607,262)	-	(1,607,262)	(1,627,350)
Net income (loss) before income from subsidiaries and minority interest	(1,580,879)	(167,496)	(420,469)	(871,405)	-	(3,040,249)	-	(3,040,249)	(841,722)
Income (loss) from subsidiaries	(588,965)	-	-	-	-	(588,965)	588,965	-	-
Minority interest share of subsidiary loss	-	-	-	-	-	-	871,405	871,405	116,626
Net income (loss)	$(2,169,844)	$(167,496)	$(420,469)	$(871,405)	$-	$(3,629,214)	$1,460,370	$(2,168,844)	$(725,096)

The accompanying notes are an integral part of these financial statements.

F-33

GolfSuites 1, Inc. and Subsidiaries

Notes to Restated Consolidated Financial Statements

As of December 31, 2022

NOTE 1 - NATURE OF OPERATIONS

GolfSuites 1, Inc. (which may be referred to as “GS 1”, the “Company”, “we”, “us”, or “our”) is an early-stage company devoted to the development and operation of golf driving range and entertainment centers in the United States. The Company operates under the brand GOLFSUITES. The Company oversees the acquisition of land, zoning, entitlement, design, construction and operation of the existing and planned future facilities.

The Company owns 100% of GolfSuites Tulsa, LLC ("Tulsa") and GolfSuites Lubbock, LLC (“Lubbock”). Tulsa was formerly operated under the FlyingTee brand, but now operates under the GolfSuites brand. Lubbock was formerly operated under the 4ORE! Golf brand, but now operates under 4ORE! Golf-Powered by GolfSuites brand, and will change to the GolfSuites brand in 2023.

On March 16, 2021 GS 1 formed GolfSuites Baton Rouge, LLC (“Baton Rouge”), a Louisiana limited liability company for the purpose of leasing an approximate 18-acre existing driving range that had been closed for operations. On June 1, 2022 Baton Rouge began operations of the 40-bay facility offering the same services as Tulsa and Lubbock. Through December 31, 2022, the total site development cost totals approximately $2,560,000. Funding for this site has been provided by GS 1’s Reg A share sales, private equity investment, advances from GolfSuites, Inc. (“GolfSuites”) (parent company), positive operating cash flows from existing operations, and a land lease. Minority interest in the loss of Baton Rouge has been reflected in the attached statements to show the allocation of loss to a private equity investor. As of December 31, 2022, the private equity investor has invested $1,000,000.

On January 15, 2022 GS 1 formed GolfSuites Madison, LLC (“Madison”) a Mississippi limited liability company for the purpose of purchasing approximately 9 acres of land which was to be developed into a 40-bay golf driving range and entertainment facility. The land was purchased on May 5, 2022. Through December 31, 2022, the total site development cost for Madison totals approximately $2,028,000. Funding for this site has been provided by GS 1’s Reg A share sales, private equity investment, advances from GolfSuites, Inc., positive operating cash flows from existing operations, and $1,125,000 of mortgage financing. Minority interest in the loss of Madison has been reflected in the attached statements to show the allocation of loss to a private equity investor. As of December 31, 2022, the private equity investor has invested $712,000. As of December 31, 2022, development of the Madison site has been discontinued, and GS 1 is seeking a buyer for the site.

The attached consolidated statement of operations includes the operations of GS 1, Tulsa, and Lubbock for 2022 and 2021. Activity of Baton Rouge, from the start of operations on June 1, 2022, is also included. In that Madison did not conduct operations, no revenues or expenses are reflected in the statement of operations.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company has adopted December 31 as the year end for reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, economic downturn, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2022, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking accounts. As of December 31, 2022 and 2021, GS 1’s consolidated cash balances totaled $227,442 and $674,144, respectively.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. Balances due from credit card companies are included in accounts receivable. As of December 31, 2021 accounts receivable included $331,756 related to Employee Retention Credits – see Note 9 for additional details. The Employee Retention Credits were collected in the second quarter of 2022.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. Depreciation for the years ended December 31, 2022 and 2021 totaled $778,298 and $713,571, respectively.

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The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of December 31, 2022 and 2021 net property, plant and equipment consisted of the following:

	2022	2021
By Asset Category:
Land and building improvements	$10,735,403	$6,867,239
Furniture, fixtures and equipment	4,536,829	3,742,864
Construction in progress	-	650,241
Acumulated depreciation	(3,408,871)	(2,630,573)
Total	$11,863,361	$8,629,771

Net Book Value By Entity:
Tulsa	$547,362	$624,764
Lubbock	6,844,109	7,354,766
Baton Rouge	2,443,527	650,241
Madison	2,028,363	-
Total	$11,863,361	$8,629,771

Capitalized Development Costs

The Company has capitalized development fees under contractual agreements with its parent company, GolfSuites. These costs totaled $784,969 as of December 31, 2022 and relate to planning, design and construction oversight; therefore, these costs are capitalized with the cost of construction and / or initial asset acquisition, needed to prepare each facility for the start of operations. These costs are depreciated with the assets to which they relate.

Goodwill

The Company recorded Goodwill related to the acquisition of its Tulsa and Lubbock golf operating entities in 2019 and 2020 respectively. Management has reviewed the amounts recorded as Goodwill in accordance with ASC 350-20-35-3C and has determined that the fair values of Tulsa and Lubbock are greater than carrying values, including Goodwill. Therefore, no impairment losses were recorded for the years ended December 31, 2022 or 2021. Following is a summary of the Goodwill values for Tulsa and Lubbock.

Tulsa	$859,760
Lubbock	889,495
Total	$1,749,255

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

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The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022 and 2021 the Company had no uncertain tax positions requiring accruals.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Minority Interest

GS 1 and an individual investor are each 50% owners of Baton Rouge and Madison (see Note 1). GS 1 has both managerial and financial control of the entities. Because of this control, Baton Rouge and Madison are included in the consolidated financial statements of GS 1. The managerial control is defined in the operating agreements, which provide for GS 1 to be the sole manager of each entity. The financial interest is the amount of funds invested plus or minus the income or loss allocated to GS 1 and the individual investor. The table below shows these financial interests as of December 31, 2022 and 2021.

	December 31, 2022		December 31, 2021
	Investment	%	Investment	%
GS 1	$2,608,085	78.9%	$442,500	61.0%
Individual Investor	698,969	21.1%	283,374	39.0%
Total	$3,307,054	100.0%	$725,874	100.0%

Revenue Recognition

In 2019, the Company adopted ASC 606, Revenue from Contracts with Customers, as of inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Cost of Revenues

The cost of items sold, including food, beverages and retail items are included in the cost of revenues.

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Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with GAAP, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Development & Management Fees

Pursuant to a Management Services Agreement (“MSA”) that exists between GolfSuites and GS 1, fees for development and management of assets are due and paid from GS 1 to GolfSuites. GS 1 pays 3% of the total cost of new assets acquired or developed as development fees on its facilities to GolfSuites, and it pays 4% of gross operating revenue as management fees to GolfSuites. Management fees are reflected on the GS 1 Statement of Operations – Other income (expense).

Earnings per Share

Earnings per share amounts are calculated based on the weighted-average number of shares of common stock outstanding in each year. The basic loss per share is based only on the weighted-average of common shares outstanding. The diluted loss per share is based on the weighted-average of common shares outstanding plus Class A preferred shares, which are convertible to one share of common stock. In accordance with ASC 260-10-45-11, the income or loss used in the earnings per share calculation is the net income (loss), further reduced by the amount of preferred share dividends, to arrive at the net income (loss) applicable to common shares.

Common and Preferred Share Sales and Affiliated Costs

GS 1 collected preferred share sales totaling $3,518,042 and $2,126,084 for the years ended December 31, 2022 and 2021, respectively. The Company paid $983,293 and $985,742 related to those periods, in costs including direct compensation, platform facilitating, marketing, share issuance / administration, and advertising for the sale of such shares. The cost ratio for each of those periods is 27.9% and 46.4%, respectively. Costs of approximately $150,000 incurred in 2021, related to prior year sales; after adjusting for these costs, the 2021 adjusted cost ratio approximates 39.3%.

Concentration of Credit Risk

The Company maintains its cash with major financial institutions located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits. Management believes the risk of loss is minimal.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that require organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities became effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The Company implemented ASU No. 2016-02 for lease accounting for 2020.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

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NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has incurred costs of its start-up operations, capital raising, and seeking to bring operations to positions of profitability. As such, no material tax provision yet exists.

NOTE 4 – NOTES PAYABLE

Notes payable consists of the following debt instruments as of December 31, 2022 and 2021.

	2022	2021
Note payable bank, due in monthly installments of $3,773 through July 2025, with interest of 5.25%. The note relates to the acquisition of golf ball dispensers in Tulsa, which are security for the note.	$92,079	$147,580

Note payable due in monthly installments of $32,170 through August 26, 2023, with interest of 5.85%. The note payable was used to finance the business insurance for Tulsa, Lubbock and Baton Rouge for the current policy year, and is unsecured.	216,634	-

Note payable bank, due in monthly installments of $33,410 through September 2024, with an interest rate of 4.00%. The note includes a balloon payment due Septembe 30, 2024 and is secured by a mortgage on the Lubbock building.	5,925,517	6,748,912

Note payable mortgage lender, with interest only payments of $12,187.50, at 13% interest. The note matures May 31, 2025 and is secured by the mortgage on the Madison land.	1,125,000	-

Total notes payable	7,359,230	6,896,492

Current portion of notes payable	396,828	852,030

Long-term portion of notes payable	$6,962,402	$6,044,462

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As of December 31, 2022, the principal payments due, in each of the next five years are:

2023	$396,828
2024	5,812,402
2025	1,150,000
2026	-
2027	-
Thereafter	-
Total	$7,359,230

NOTE 5 – RIGHT OF USE ASSETS & CAPITALIZED LEASE OBLIGATIONS

Tulsa, Lubbock and Baton Rouge lease land and/or buildings for each of those operations. In accordance with GAAP, the right of use assets are reflected in the attached balance sheet at the present value of future lease payments, as are the related lease liabilities, over the term of the respective leases.

Lubbock assumed the lease of land, that began prior to acquisition, on August 19, 2020; the present value of future lease payments was recorded at the acquisition date. Baton Rouge entered into a lease for land beginning March 1, 2021. The lease is for five years and Baton Rouge has the option to extend the lease for two additional five year terms. The present value of future lease payments, based on a 15 year lease, was recorded as of the lease inception.

The discount rate used in each of the present value calculations above is 4.000%, the incremental borrowing rate for Tulsa, Lubbock and Baton Rouge. The right of use assets are amortized straight-line over the life of each lease.

The table below provides a summary of the capitalized leases as of December 31, 2022.

	Tulsa	Lubbock	Baton Rouge	Total
Lease end date	07/31/2050	10/31/2038	02/29/2036
Monthly payment	$30,000	$13,525	$2,500	$46,025
Scheduled monthly payment increase	n/a	2% / year on November 1	Increase to $3,300 at 3/1/2022 and to $5,000 at 3/1/2023; then 10% for each Renewal
Asset value at inception or acquisition	$6,304,783	$2,437,633	$649,086	$9,391,502
Accumulated amortization	(507,884)	(318,645)	(79,332)	(905,861)
Right of use asset, net at December 31, 2022	$5,796,899	$2,118,988	$569,754	$8,485,641

F-40

	Tulsa	Lubbock	Baton Rouge	Total
Principal portion lease obligation payments for the years ending December 31:
2023	$121,871	$80,052	$28,293	$230,216
2024	126,838	86,765	34,836	248,439
2025	132,006	93,820	36,254	262,080
2026	137,383	101,233	42,807	281,423
2027	142,980	109,020	45,587	297,587
Thereafter	5,347,570	1,799,546	487,281	7,634,397
Total	$6,008,648	$2,270,436	$675,058	$8,954,142

Total land and building minimum lease payments for the years ending December 31:
2023	$360,000	$169,422	$56,600	$586,022
2024	360,000	172,811	60,000	592,811
2025	360,000	176,267	60,000	596,267
2026	360,000	179,792	65,000	604,792
2027	360,000	183,388	66,000	609,388
Five year total	$1,800,000	$881,680	$307,600	$2,989,280

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company has one lawsuit filed against it for a total of $78,517 plus accrued interest, by a shareholder of GolfSuites. This amount is guaranteed to the shareholder by the Company’s chairman and another major shareholder of GolfSuites. The chairman and the other shareholder have issued an indemnification to the Company for full payment of this obligation. The balance is included in Advances from Shareholders of GolfSuites, Inc., reflected on the balance sheet.

NOTE 7 – EQUITY

The Company has authorized 132,000,000 shares of Class A common stock and 18,000,000 of Class B common stock, each with a par value of $0.00001 per share. As of December 31, 2022 there are no issued or outstanding shares of Class A common stock, and all Class B common stock is issued, outstanding, and held by GolfSuites, the Company’s parent company. In 2022 GolfSuites also contributed $2,696,442 to GS 1 that is shown in the balance sheet as Additional Paid-in Capital. In addition, the Company has authorized 10,000,000 shares of Class A preferred stock and 40,000,000 of other preferred stock. As of December 31, 2022, 867,728 shares of Class A preferred stock have been issued, are outstanding, and no other preferred stock is issued or outstanding. Class A preferred stock is convertible into Class A common stock. See the Consolidated Statement of Stockholders’ Equity (Deficit) for details of activity for each equity component.

Class A common stockholders are entitled to a single vote per share and have equal dividend and liquidation preferences as Class B common stockholders. Class B common stockholders have five votes per share and shares of Class B common stock can be converted into shares of Class A common stock at the option of the holder. Class A preferred stockholders are entitled to a single vote per share and to an 8 percent annual dividend, which will accrue if funds are not legally available to distribute, in addition to a liquidation preference. Shares of Class A preferred stock can be converted into shares of Class A common stock at the option of the holder and shares will be automatically converted in the event of a qualified public offering, as defined in the certificate of incorporation, as amended.

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NOTE 8 – RELATED PARY TRANSACTIONS

The Company has received working capital from its parent entity to cover expenses and costs while preparing for the securities offering. The total of these previously advanced funds was converted to Additional Paid-in Capital in 2022 (see Note 7 – Equity, above); the balance of the advances at December 31, 2021 totaled $2,143,058. In addition, the Company received advances from shareholders of the parent entity. The balance of these parent entity shareholder advances totaled $260,517 and $933,317 respectively, as of December 31, 2022 and 2021. These advances are recorded as liabilities of the Company. The Company makes monthly 12% interest payments on these advances which mature December 31, 2024.

NOTE 9 – PPP LOAN FORGIVENESS & EMPLOYEE RETENTION CREDITS

PPP Loan Forgiveness

Tulsa and Lubbock obtained PPP loans under each of the two rounds of government loan funding. The first PPP loans were funded in 2020 and forgiven in the first quarter of 2021. Forgiveness of these loans was reflected in the consolidated financial statements for 2020. The second round of PPP loans were funded in the first quarter of 2021. The Company received official notice of the forgiveness of these loans in the summer of 2021. Following is a summary of the PPP loan forgiveness recognized by Tulsa and Lubbock.

	Tulsa	Lubbock	Total
PPP Loan 1 - Recorded in 2020	$475,000	$418,400	$893,400
PPP Loan 2 - Recorded in 2021	665,000	408,100	1,073,100
Total	$1,140,000	$826,500	$1,966,500

Employee Retention Credits

In addition to PPP loans, Tulsa and Lubbock qualified for employee retention credits related to employee payroll taxes for the first quarter of 2021. Claims for refund were filed with the IRS for Tulsa and Lubbock and those refunds were received in the second quarter of 2022. Following is a summary of the income recognized for employee retention credits which were also included in accounts receivable at December 31, 2021.

Tulsa	$190,927
Lubbock	140,829
Total	$331,756

NOTE 10 – GOING CONCERN

These financial statements are prepared on a going concern basis.

However, if the Company is unable to raise new capital through a proposed Reg A filing, which allows for a 3-year capital raising window, there will be significant doubt about the Company’s ability to continue as a going concern. Conditions leading to this disclosure include: the Company is in the start-up phase, as it seeks to add new locations and expand existing operations, and the occurrence of the Covid 19 epidemic during the Company’s start-up phase, and the resulting negative impact on all types of restaurant and entertainment businesses.

Management expects to raise a minimum of $15,000,000 through the new Reg A filing and believes those funds will provide for the addition of new locations, additional working capital, and for repayment of various related party advances that have been used to fund operations to date.

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NOTE 11 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Background

The GS 1 consolidated financial statements as of December 31, 2022 and 2021, and for the years then ended, have been restated for misstatements, errors, and omissions in the originally issued statements. The following detail summarizes the misstatements, errors, and omissions and the impact on the previously issued financial statements. Following the descriptions of the misstatements, several tables are presented that show a comparison of the restated and originally issued financial statements.

Nature of Cost of Revenues

The originally issued statements did not include a description of the nature of the cost of revenues. A note has been added to footnote 2 which describes the items included in the cost of revenues. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Depreciation and Amortization

Depreciation and amortization was included in the other income (expense) section of the consolidated statement of operations, as originally issued. Those expenses have now been reclassified and properly included in operating expenses. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Capitalized Development Fees

These capitalized costs were originally reported as a separate line item on the balance sheet and were not depreciated. Footnote 2 includes an updated description of these capitalized fees including the reclassification of the costs to the property, plant and equipment line items to which they relate, and the costs are now being depreciated over the lives of the fixed assets to which they relate. Following is a summary of the costs and depreciation related to capitalized development fees.

	As of and for the Year Ended December 31,
	2022	2021
Costs reclassified from capitalized development fees to property, plant and equipment	$784,969	$666,214

Depreciation expense related to capitalized development fees	27,406	31,261

Year-end net book value of capitalized development fees	726,302	638,808

Related Party Advances Converted to Additional Paid-In Capital

The cash flows from financing activities section of the consolidated statement of cash flows originally reported cash inflows from capital contributed, offset by outflows in the line for related party advances. These statements remove that activity related to the $2,696,442 converted to additional paid-in capital in 2022. A non-cash disclosure has now been added to the consolidated statement of cash flows. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

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Minority Interest in Consolidated Subsidiaries

GS 1 has financial and managerial control of two operating subsidiaries. An investor in each of those subsidiaries in an individual. A note has now been included in footnote 2 which details management by GS 1 and its investment in the subsidiaries compared to the investor. Previously, the minority interest in consolidated subsidiaries was included in the consolidated balance sheet as a line item between liabilities and equity. That item has now been reclassified and shown in the equity section of the consolidated balance sheet and is also reported on the Statement of Stockholders’ Equity.

Management Fees

The management fees discussed in footnote 2 were originally classified as other income (expense) in the consolidated statement of operations. Those expenses have been reclassified, and are now included in operating expenses. This change has no impact on the previously reported consolidated net income or loss.

Dividends on Preferred Stock

The dividends paid to preferred stockholders were not included in the earnings per share calculations in the previously issued financial statements. The earnings per share note, in footnote 2, has been updated to reflect that the dividends on preferred stock are now included in the calculation of earnings per share. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Operating Cash Flows in the Consolidated Statement of Cash Flows

The operating cash flow section originally began with the net loss, and subsequently, the minority interest share of subsidiary loss was subtracted as one of the reconciling items to arrive at net cash provided by operating activities. In accordance with ASC 230, the operating cash flow section now begins with net loss before minority interest, and the minority interest share of subsidiary loss has been removed from the reconciliation of net cash provided by operating activities. This change has no impact on the net cash provided by operating activities nor the overall net cash flow. The minority interest share of subsidiary loss has been added as a noncash activities’ disclosure at the bottom of the consolidated statement of cash flows.

Notes Payable and Related Party Footnotes

The notes to the originally issued statements did not include descriptions of the rates and terms of the various note and related party payables. Note 4 and Note 8, above, have been updated to provide the details on the various arrangements. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Going Concern Footnote

The original going concern footnote did not include all required disclosures. Footnote 10, above, has been updated to provide the disclosures required by ASC 205-40-50-13 and 14. This change has no impact on the previously reported consolidated net income or loss, nor on any line item in the consolidated balance sheet.

Consolidated Financial Statements After Restatement Compared to Originally Issued Statements

The following consolidated financial statements show the various line item balances after the restatements detailed above, compared to the balances originally reported. Please note that the line item descriptions have been summarized – see the various restated consolidated financial statements for the complete descriptions.

F-44

Consolidated Balance Sheets

	December 31, 2022			December 31, 2021
	Restated	Original	Correction	Restated	Original	Correction
ASSETS
Current assets
Cash	$227,442	$227,442	$-	$674,144	$674,144	$-
Accounts receivable	54,467	54,467	-	386,581	386,581	-
Inventory	308,953	308,953	-	105,856	105,856	-
Prepaid expenses	239,677	239,677	-	24,223	24,223	-
Total current assets	830,539	830,539	-	1,190,804	1,190,804	-
PP&E, net
Land and building	11,405,618	10,735,403	670,215	7,418,699	6,867,239	551,460
FF&E	4,651,583	4,536,829	114,754	3,857,618	3,742,864	114,754
Construction in progress	-	-	-	650,241	650,241	-
Accumulated depreciation	(3,467,538)	(3,408,871)	(58,667)	(2,657,979)	(2,630,573)	(27,406)
PP&E, net	12,589,663	11,863,361	726,302	9,268,579	8,629,771	638,808
Right of use assets, net	8,485,641	8,485,641	-	8,896,265	8,896,265	-
Other assets
Capitalized development cost	-	784,969	(784,969)	-	666,214	(666,214)
Other assets	41,134	41,134	-	44,865	44,865	-
Goodwill	1,749,255	1,749,255	-	1,749,255	1,749,255	-
Total other assets	1,790,389	2,575,358	(784,969)	1,794,120	2,460,334	(666,214)
TOTAL ASSETS	$23,696,232	$23,754,899	$(58,667)	$21,149,768	$21,177,174	$(27,406)

LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable	$396,828	$396,828	$-	$852,030	$852,030	$-
Lease liabilities	230,216	230,216	-	201,506	201,506	-
AP and accruals	1,756,622	1,756,622	-	754,375	754,375	-
EIDL loans payable	298,169	298,169	-	298,900	298,900	-
Total current liabilities	2,681,835	2,681,835	-	2,106,811	2,106,811	-
Non-current liabilities
Notes payable	6,962,402	6,962,402	-	6,044,462	6,044,462	-
Lease liabilities	8,723,926	8,723,926	-	8,954,141	8,954,141	-
Advances-GS shareholders	260,517	260,517	-	933,317	933,317	-
Advances-GS	-	-	-	2,143,058	2,143,058	-
Total non-current liabilities	15,946,845	15,946,845	-	18,074,978	18,074,978	-
TOTAL LIABILITIES	18,628,680	18,628,680	-	20,181,789	20,181,789	-
MINORITY INTEREST	-	702,824	(702,824)		283,374	(283,374)
Stockholders' equity
Common stock, Class A	-		-	-	-	-
Common stock, Class B	180	180	-	180	180	-
Additional Paid-In Capital	2,696,442	2,696,442	-	-	-	-
Preferred stock, Class A	6,948,660	6,948,660	-	3,430,618	3,430,618	-
Preferred stock, Other	-	-	-	-	-	-
Minority interest	698,969	-	698,969	283,374	-	283,374
Retained earnings	(5,276,699)	(5,221,887)	(54,812)	(2,746,193)	(2,718,787)	(27,406)
TOTAL EQUITY	5,067,552	4,423,395	644,157	967,979	712,011	255,968
TOTAL LIABILITIES AND EQUITY	$23,696,232	$23,754,899	$(58,667)	$21,149,768	$21,177,174	$(27,406)

F-45

Consolidated Statement of Operations

	Year Ended December 31, 2022			Year Ended December 31, 2021
	Restated	Original	Correction	Restated	Original	Correction
Revenues	$9,071,791	$9,071,791	$-	$8,853,965	$8,853,965	$-
Cost of revenues	1,469,968	1,469,968	-	1,246,701	1,246,701	-
Gross profit	7,601,823	7,601,823	-	7,607,264	7,607,264	-
Operating expenses
Advertising and marketing	162,773	162,773	-	42,078	42,078	-
Salaries - operational	3,309,450	3,309,450	-	3,083,564	3,083,564	-
Employee benefits and taxes	617,387	617,387	-	576,154	576,154	-
Property lease and affiliated	89,106	89,106	-	90,550	90,550	-
Equipment and repairs	403,639	403,639	-	177,893	177,893	-
Gaming, software and license	335,229	335,229	-	315,060	315,060	-
Utilities and telephone	562,083	562,083	-	369,384	369,384	-
Credit card fees	214,679	214,679	-	240,301	240,301	-
Insurance	311,292	311,292	-	310,950	310,950	-
Professional fees	294,241	294,241	-	232,397	232,397	-
Property and local taxes	405,816	405,816	-	387,946	387,946	-
Other selling, general and adm	784,651	784,651	-	601,577	601,577	-
Management fees	344,533	-	344,533	667,036	-	667,036
Depreciation and amortization	1,199,931	-	1,199,931	1,131,602	-	1,131,602
Total operating expenses	9,034,810	7,490,346	1,544,464	8,226,492	6,427,854	1,798,638
Net operating profit (loss)	(1,432,987)	111,477	(1,544,464)	(619,228)	1,179,410	(1,798,638)
Income from Covid 19 relief programs
PPP loan forgiveness	-	-	-	1,073,100	1,073,100	-
Employee retention credit	-	-	-	331,756	331,756	-
Total Covid 19 relief programs	-	-	-	1,404,856	1,404,856	-
Net income before other	(1,432,987)	111,477	(1,544,464)	785,628	2,584,266	(1,798,638)
Other income (expense)
Depreciarion and amortization	-	(1,168,670)	1,168,670	-	(1,104,196)	1,104,196
Interest expense	(633,886)	(633,886)	-	(644,222)	(644,222)	-
Management fees	-	(344,533)	344,533	-	(667,036)	667,036
Reg A share sale costs	(983,293)	(983,293)	-	(985,742)	(985,742)	-
Other income	9,917	9,917	-	2,614	2,613	1
Net other expense	(1,607,262)	(3,120,465)	1,513,203	(1,627,350)	(3,398,583)	1,771,233
Net loss before minority interest	(3,040,249)	(3,008,988)	(31,261)	(841,722)	(814,317)	(27,405)
Minority interest share of sub loss	871,405	867,550	3,855	116,626	116,627	(1)
Net loss	(2,168,844)	(2,141,438)	(27,406)	(725,096)	(697,690)	(27,406)
Dividends on preferred stock	(361,662)	-	(361,662)	(133,968)	-	(133,968)
Net loss - common stockholders	$(2,530,506)	$(2,141,438)	$(389,068)	$(859,064)	$(697,690)	$(161,374)

Basic loss per common share	$(0.14058)	$(0.11897)	$(0.02161)	$(0.04773)	$(0.03876)	$(0.00897)
Diluted loss per common share	$(0.13526)	$(0.11446)	$(0.02080)	$(0.04677)	$(0.03798)	$(0.00879)

Weighted avg common shares	18,000,000	18,000,000	-	18,000,000	18,000,000	-
Weighted avg diluted shares	18,708,659	18,708,659	-	18,367,945	18,367,945	-

F-46

Consolidated Statement of Stockholders’ Equity (Deficit)

	December 31, 2022			December 31, 2021
	Restated	Original	Correction	Restated	Original	Correction
Common Stock, Class A
Shares	-	-	-	-	-	-
$ Value	$-	$-	$-	$-	$-	$-
Common Stock, Class B
Shares	18,000,000	18,000,000	-	18,000,000	18,000,000	-
$ Value	$180	$180	$-	$180	$180	$-
Additional Paid-In Capital	$2,696,442	$2,696,442	$-	$-	$-	$-
Preferred Stock, Class A
Shares	867,728	867,728	-	540,503	540,503	-
$ Value	$6,948,660	$6,948,660	$-	$3,430,618	$3,430,618	$-
Preferred Stock, Other
Shares	-	-	-	-	-	-
$ Value	$-	$-	$-	$-	$-	$-
Minority Interest In Consolidated Subsidiaries	$698,969	$-	$698,969	$283,374	$-	$283,374
Retained Earnings, Net of Dividends	$(5,276,699)	$(5,221,887)	$(54,812)	$(2,746,193)	$(2,718,787)	$(27,406)
Total Stockholders' Equity	$5,067,552	$4,423,395	$644,157	$967,979	$712,011	$255,968

F-47

Consolidated Statement of Cash Flows

	Year Ended December 31, 2022			Year Ended December 31, 2021
	Restated	Original	Correction	Restated	Original	Correction
Cash Flows from Operating
Net loss before minority interest	$(3,040,249)	$-	$(3,040,249)	$(841,722)	$-	$(841,722)
Net loss	-	(2,141,438)	2,141,438	-	(697,690)	697,690
Adjustments to reconcile:
Minority interest	-	(867,550)	867,550	-	(116,626)	116,626
Depreciation and amortization	1,199,931	1,168,670	31,261	1,131,602	1,104,196	27,406
Asset and liability changes:
Accounts receivable	332,114	332,114	-	(322,147)	(322,147)	-
Inventory	(203,097)	(203,097)	-	(17,570)	(17,570)	-
Prepaid expenses	(215,454)	(215,454)	-	(22,510)	(22,510)	-
AP and accruals	1,002,247	1,002,247	-	(529,451)	(529,451)	-
Other assets	3,731	3,731	-	(1,778)	(1,778)	-
Reg A and Reg D	983,293	983,293	-	985,742	985,742	-
Net cash flow - operating	62,516	62,516	-	382,166	382,166	-
Cash Flows from Investing
Acquisition of golf entities	-	-	-	-	-	-
Purchase of property	(4,110,391)	(3,991,636)	(118,755)	(2,215,996)	(1,549,782)	(666,214)
Capitalized development cost	-	(118,755)	118,755	-	(666,214)	666,214
Net cash flow - investing	(4,110,391)	(4,110,391)	-	(2,215,996)	(2,215,996)	-
Cash Flows from Financing
Issuance of common stock	-	-	-	-	-	-
Capital contribution	-	2,696,442	(2,696,442)	-	-	-
Issuance of perferred stock	3,518,042	3,518,042	-	2,126,084	2,126,084	-
Minority interest investment	1,287,000	1,287,000	-	400,000	400,000	-
PPP and EIDL loans, net	(731)	(731)	-	149,000	149,000	-
Proceeds net of principal paid	261,233	261,233	-	142,462	142,462	-
Advances, net	(119,416)	(2,815,858)	2,696,442	271,619	271,619	-
Dividend payments	(361,662)	(361,662)	-	(133,968)	(133,968)	-
Reg A and Reg D	(983,293)	(983,293)	-	(985,742)	(985,742)	-
Net cash flow - financing	3,601,173	3,601,173	-	1,969,455	1,969,455	-
Net Change In Cash	(446,702)	(446,702)	-	135,625	135,625	-
Cash, Beginning	674,144	674,144	-	538,519	538,519	-
Cash, Ending	$227,442	$227,442	$-	$674,144	$674,144	$-

Noncash Activities:
Minority interest share of loss	$871,405	$-	$871,405	$116,626	$-	$116,626
Financing Activities:
Conversion of shareholder and related party advances to additional paid-in capital	2,696,442	-	2,696,442	-	-	-

NOTE 12 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through April 25, 2023, except for Note 11 for which subsequent events were evaluated through January 29, 2024, the date these restated financial statements were issued. Based on this evaluation, no other material subsequent events were identified which would require adjustment or disclosure in the financial statements as of December 31, 2022.

F-48

PART III

INDEX TO EXHIBITS

1.1	DealMaker Group, LLC Broker-Dealer Agreement (8)
2.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation (1)
2.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (4)
2.3	Amended and Restated Certificate of Incorporation (3)
2.4	Bylaws (3)
4.1	Form of Subscription Agreement
6.1	Management Services Agreement between GolfSuites 1, Inc. and KGEM Golf, Inc. dated January 17, 2019 (3)
6.2	MIP Agreement dated August 2020 (1)
6.3	MIP Agreement dated August 2021 between the company, GolfSuites Baton Rouge and the Purchaser (5)
6.4	4ORE Golf Lease Agreement dated November 2018 (1)
6.5	Assignment of LLC interest and Amendment to LLC Agreement of GolfSuites Tulsa, LLC dated December 31, 2020 (1)
6.6	Lease Agreement between Onefire Holding Company, LLC, and GolfSuites Tulsa, LLC, dated September 13, 2019 (1)
6.7	Lease Amendment Agreement between Onefire Holding Company, LLC and GolfSuites Tulsa, LLC dated March 5, 2020 (1)
6.8	GolfSuites Baton Rouge Lease Agreement dated February 9, 2021 (5)
6.9	GolfSuites Madison Operating Agreement dated May 5, 2022 (6)
6.10	Promissory Noted dated August 18, 2023 between GolfSuites Auburn LLC and Michael Sierra and Cynthia Coto Sierra as Co-Trustees of the Sierra CPT Trust in the amount of $680,000 (7)
6.11	GolfSuites City Club 1, LLC Lease Agreement dated September 21, 2023 (9)
11.1	Auditors Consent
12.1	CrowdCheck Opinion (8)

(1)	Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11408).

(2)	Filed as an exhibit to the GolfSuites 1, Inc. Form 1-K, dated April 30, 2021 (Commission File No. 24R-00224).

(3)	Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10939).

(4)	Filed as an exhibit to the GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10938).

(5)	Filed as an exhibit to the GolfSuites 1, Form 1-SA, dated September 16, 2021 (Commission File No. 24R-00224).

(6)	Filed as an exhibit to this GolfSuites 1, Form 1-SA, dated September 27, 2022(Commission File No. 24R-00224).

(7)	Filed as an exhibit to this GolfSuites 1, Form 1-SA, dated September 27, 2023 (Commission File No. 24R-00224).

(8)	Filed as an exhibit to this GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A dated October 19, 2023 (Commission File No. 024-12341).

(9)	Filed as an exhibit to this GolfSuites 1, Inc. Regulation A Offering Statement on Form 1-A dated January 4, 2024 (Commission File No. 024-12341).

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Riverview, State of Florida, on January 29, 2024.

GolfSuites 1, Inc.

/s/ Gerald Ellenburg

By Gerald Ellenburg
CEO of GolfSuites 1, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gerald Ellenburg

Gerald Ellenburg, Chief Executive Officer, principal financial officer, principal accounting officer and Director

Date: January 29, 2024

/s/ Ryan Ellenburg

Ryan Ellenburg, Director

Date: January 29, 2024

58